================================================================================

                            AMERICAN EXPRESS COMPANY

                                1.85% Convertible
                           Senior Debentures due 2033

                                   ----------

                                    INDENTURE

                          Dated as of November 21, 2003

                                   ----------

                                    U.S. BANK
                              NATIONAL ASSOCIATION

                                     TRUSTEE

================================================================================

                            AMERICAN EXPRESS COMPANY
                             CROSS REFERENCE SHEET*

THIS CROSS REFERENCE SHEET SHOWS THE LOCATION IN THE INDENTURE OF THE PROVISIONS INSERTED PURSUANT TO SECTION 310-318(a), INCLUSIVE, OF THE TIA.

                  TRUST INDENTURE ACT                      Sections of Indenture
                  -------------------                      ---------------------
310(a)(1)(2).............................................. 5.09
      (3)(4).............................................. Inapplicable
         (5).............................................. 5.09
   (b).................................................... 5.07 and 5.09
   (b)(1)(A)(C)........................................... Inapplicable
   (c).................................................... Inapplicable
311(a)(b)................................................. 5.10
   (c)                                                     Inapplicable
313(a).................................................... 6.03
   (b)(1)................................................. Inapplicable
      (2)................................................. 6.03
   (c).................................................... 18.03
   (d).................................................... 6.03
314(a).................................................... 6.04, 9.04 and 18.03
   (b).................................................... Inapplicable
   (c)(1)(2).............................................. 1.02
         (3).............................................. Inapplicable
   (d).................................................... Inapplicable
   (e).................................................... 1.02
315(a)(b)(d).............................................. 5.01
   (b).................................................... 5.05
   (e).................................................... 4.14
316(a)(1)................................................. 4.12 and 4.13
      (2)................................................. Inapplicable
   (b).................................................... 4.08
   (c).................................................... 1.04(e)
317(a).................................................... 4.03 and 4.04
   (b).................................................... 9.03
318(a)(c)................................................. 1.05
   (b).................................................... Inapplicable

----------
* The Cross Reference Sheet is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Certain Terms Defined...........................................1
Section 1.02.  Compliance Certificates and Opinions...........................11
Section 1.03.  Forms of Documents Delivered to Trustee........................11
Section 1.04.  Acts of Holders................................................12
Section 1.05.  Conflict with Trust Indenture Act of 1939......................13
Section 1.06.  Effect of Headings and Table of Contents.......................13
Section 1.07.  Separability Clause............................................13
Section 1.08.  Benefits of Indenture..........................................13
Section 1.09.  Legal Holidays.................................................13

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01.  Form and Dating................................................14
Section 2.02.  Execution and Authentication...................................15
Section 2.03.  Registrar, Paying Agent, Conversion Agent and Calculation
                  Agent.......................................................15
Section 2.04.  Paying Agent to Hold Money and Securities in Trust.............16
Section 2.05.  Transfer and Exchange..........................................16
Section 2.06.  Replacement Securities.........................................18
Section 2.07.  Outstanding Securities; Determinations of Holders' Actions.....19
Section 2.08.  Temporary Securities...........................................20
Section 2.09.  Cancellation...................................................20
Section 2.10.  Persons Deemed Owners..........................................20
Section 2.11.  Global Securities..............................................21
Section 2.12.  Legends........................................................22
Section 2.13.  Payment of Interest; Interest Rights Preserved.................23
Section 2.14.  CUSIP Numbers..................................................25
Section 2.15.  Calculation of Tax Original Issue Discount.....................25

                                    ARTICLE 3
                           SATISFACTION AND DISCHARGE

Section 3.01.  Discharge of Liability on Securities...........................26
Section 3.02.  Repayment of Moneys Held by Trustee............................27

                                    ARTICLE 4
                                    REMEDIES

Section 4.01.  Events of Default..............................................27
Section 4.02.  Acceleration of Maturity; Rescission and Annulment.............29
Section 4.03.  Collection of Indebtedness and Suits for Enforcement by
                  Trustee.....................................................30
Section 4.04.  Trustee May File Proofs of Claim...............................31
Section 4.05.  Trustee May Enforce Claims without Possession of Securities....32
Section 4.06.  Application of Money Collected.................................32
Section 4.07.  Limitation on Suits............................................32
Section 4.08.  Unconditional Right of Holders To Receive Principal and
                  Interest....................................................33
Section 4.09.  Restoration of Right and Remedies..............................33
Section 4.10.  Rights and Remedies Cumulative.................................34
Section 4.11.  Delay or Omission Not Waiver...................................34
Section 4.12.  Control by Holders.............................................34
Section 4.13.  Waiver of Past Defaults........................................35
Section 4.14.  Undertaking for Costs..........................................35
Section 4.15.  Waiver of Stay or Extension Laws...............................35

                                    ARTICLE 5
                                   THE TRUSTEE

Section 5.01.  Duties of Trustee..............................................36
Section 5.02.  Rights of Trustee..............................................37
Section 5.03.  Individual Rights of Trustee...................................39
Section 5.04.  Trustee's Disclaimer...........................................39
Section 5.05.  Notice of Defaults.............................................39
Section 5.06.  Compensation and Indemnity.....................................39
Section 5.07.  Replacement of Trustee.........................................40
Section 5.08.  Successor Trustee by Merger....................................41
Section 5.09.  Eligibility; Disqualification..................................41
Section 5.10.  Preferential Collection of Claims Against Company..............42
Section 5.11.  Authenticating Agent...........................................42

                                    ARTICLE 6
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 6.01.  Company to Furnish Trustee Information as to Names and
                  Addresses of Holders........................................43
Section 6.02.  Preservation of Information; Communications to Holders.........44
Section 6.03.  Reports by Trustee.............................................45
Section 6.04.  Reports by Company.............................................45

                                    ARTICLE 7
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 7.01.  Consolidations and Mergers of Company Permitted Subject to
                  Certain Conditions..........................................46
Section 7.02.  Rights and Duties of Successor Entity..........................47

                                    ARTICLE 8
                             SUPPLEMENTAL INDENTURES

Section 8.01.  Supplemental Indentures Without Consent of Holders.............47
Section 8.02.  Supplemental Indentures with Consent of Holders................48
Section 8.03.  Execution of Supplemental Indentures...........................50
Section 8.04.  Effect of Supplemental Indentures..............................50
Section 8.05.  Reference in Securities to Supplemental Indentures.............50

                                    ARTICLE 9
                            COVENANTS OF THE COMPANY

Section 9.01.  Payment of Principal, Premium and Interest.....................51
Section 9.02.  Maintenance of Office or Agency................................51
Section 9.03.  Money for Securities Payments to be Held in Trust..............52
Section 9.04.  Compliance Certificate.........................................53
Section 9.05.  Restrictions on the Creation of Mortgages and Liens............53
Section 9.06.  Calculation of Tax Original Issue Discount.....................54
Section 9.07.  Further Instruments and Acts...................................54
Section 9.08.  Obligation to Conduct Remarketing..............................54

                                   ARTICLE 10
                            REDEMPTION OF SECURITIES

Section 10.01. Right to Redeem; Notices to Trustee............................54
Section 10.02. Selection of Securities to Be Redeemed.........................55
Section 10.03. Notice of Redemption...........................................55
Section 10.04. Effect of Notice of Redemption.................................56
Section 10.05. Deposit of Redemption Price....................................56
Section 10.06. Securities Redeemed in Part....................................57

                                   ARTICLE 11
                                   CONVERSION

Section 11.01. Conversion Rights..............................................57
Section 11.02. Conversion Rights Based on Common Stock Price..................58
Section 11.03. Conversion Rights Upon Credit Rating Events....................58
Section 11.04. Conversion Rights Upon Notice of Redemption....................58

Section 11.05. Conversion Rights Upon Occurrence of Certain Corporate
                  Transactions................................................58
Section 11.06. Conversion Upon Satisfaction Of Trading Price Condition........59
Section 11.07. Conversion Procedures..........................................60
Section 11.08. Fractional Shares..............................................63
Section 11.09. Taxes on Conversion............................................63
Section 11.10. Reservation of Shares, Shares to Be Fully Paid; Compliance
                  with Governmental Requirements; Listing of Common Stock.....63
Section 11.11. Adjustment Of Conversion Rate..................................64
Section 11.12. Adjustment for Tax Purposes....................................74
Section 11.13. Notice of Certain Transactions.................................75
Section 11.14. Effect of Reclassification, Consolidation, Merger or Sale
                  on Conversion Privilege.....................................75
Section 11.15. Trustee's Disclaimer...........................................76
Section 11.16. Rights Issued in Respect of Common Stock Issued Upon
                  Conversion..................................................77
Section 11.17. Company Determination Final....................................77

                                   ARTICLE 12
                          PURCHASE AT OPTION OF HOLDERS

Section 12.01. Right to Require Purchase......................................77
Section 12.02. Purchase Procedures............................................77
Section 12.03. Effect of Purchase Notice......................................79
Section 12.04. Deposit of Purchase Price......................................80
Section 12.05. Securities Purchased in Part...................................80
Section 12.06. Repayment to the Company.......................................81

                                   ARTICLE 13
              PURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

Section 13.01. Right to Require Purchase......................................81
Section 13.02. Effect of Change in Control Purchase Notice....................85
Section 13.03. Deposit of Change in Control Purchase Price....................86
Section 13.04. Securities Purchased in Part...................................87
Section 13.05. Repayment to the Company.......................................87

                                   ARTICLE 14
                               CONTINGENT INTEREST

Section 14.01. Contingent Interest............................................87
Section 14.02. Payment of Contingent Interest.................................88
Section 14.03. Notice of Contingent Interest..................................88

                                   ARTICLE 15
                              CONTINGENT ACCRETION

Section 15.01. Contingent Accretion...........................................89
Section 15.02. Payment of Contingent Accretion................................89
Section 15.03. Notice of Contingent Accretion.................................89

                                   ARTICLE 16
                           YIELD RESET AND REMARKETING

Section 16.01. Remarketing Reset Event........................................90
Section 16.02. Reset Yield....................................................90
Section 16.03. Remarketing Procedures.........................................92
Section 16.04. Right to Require Purchase......................................94

                                   ARTICLE 17
   IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES

Section 17.01. Exemption From Individual Liability............................95

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS

Section 18.01. Successors and Assigns of Company Bound by Indenture...........96
Section 18.02. Acts of Board, Committee or Officer of Successor
                  Corporation Valid...........................................96
Section 18.03. Required Notices or Demands....................................96
Section 18.04. GOVERNING LAW..................................................97
Section 18.05. Indenture May Be Executed in Counterparts......................97

ANNEX A   --   Form of Global Security
ANNEX B   --   Projected Payment Schedule

     INDENTURE, dated as of the 21st day of November, 2003, between AMERICAN EXPRESS COMPANY, a New York corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (the "Trustee").

     WHEREAS, for its lawful corporate purposes, the Company deems it necessary to issue its securities and has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 1.85% Convertible Senior Debentures due 2033 (the "Securities").

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed by the Company and by the Trustee, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01. Certain Terms Defined.

     (a) Definitions.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Accreted Interest" means, for any Interest Period for any Security as of any date of determination, (i) the Accreted Principal Amount of such Security at the beginning of the Interest Period in which such date occurs, multiplied by
(ii) the Applicable Yield for such Interest Period, multiplied by (iii) the quotient of the actual number of days elapsed from and including the first day of such Interest Period, to but excluding the date of determination divided by 360; provided that the Accreted Interest for any full Interest Period shall be calculated by reference to the actual number of days in such Interest Period divided by 360.

     "Accreted Principal Amount" means, for any Security as of any date of determination, (i) the Original Principal Amount of such Security, plus (ii) the sum of the Accreted Interest for each Interest Period concluding on or prior to such date, plus (iii) the Accreted Interest for the Interest Period in which such date occurs as of the date of determination.

     "Applicable Stock Price" means, in respect of a Conversion Date, the average of the Closing Sale Prices per share of Common Stock over the 10 Trading-Day period starting the third Trading Day following such Conversion Date.

     "Applicable Yield" means (1) prior to December 1, 2006 0%, (2) unless a Remarketing Reset Event occurs, from and after December 1, 2006, for any Interest Period, a rate equal to 1.85% per annum, (3) if a Remarketing Reset Event occurs, unless the Company has elected pursuant to Section 16.02(b) that the Securities will bear cash interest, from and after such Remarketing Reset Event Date, for any Interest Period, the Reset Yield for such Interest Period and (4) if a Remarketing Reset Event has occurred and the Company has elected pursuant to Section 16.02(b) to have the Securities bear cash interest, 0% from and including the applicable Remarketing Reset Date to but excluding the next succeeding Remarketing Reset Date; provided that in no event shall the Applicable Yield be less than 0%.

     "Base Conversion Price" means the dollar amount derived by dividing the Accreted Principal Amount by the Base Conversion Rate.

     "Base Conversion Rate" means 14.4073 shares of Common Stock, subject to adjustment as set forth in Section 11.11.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

     "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     "Capital Stock" means, as to shares of a corporation, outstanding shares of stock of any class, whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.

     "Closing Sale Price" of the shares of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock are traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" shall mean the shares of Common Stock, $0.20 par value, of the Company as it exists on the date of this Indenture or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed.

     "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any Officer and delivered to the Trustee.

     "Contingent Accretion" means such contingent interest payable as described in Article 15.

     "Contingent Interest" means such cash interest payable as described in
Article 14.

     "Conversion Rate" with respect to any Conversion Date means:

          (i) if the Applicable Stock Price is less than or equal to the Base Conversion Price, the Base Conversion Rate; or

          (ii) if the Applicable Stock Price is greater than the Base Conversion Price, the number of shares of Common Stock determined in accordance with the following formula:

                              (Applicable Stock Price - Base Conversion Price)
     Base Conversion Rate + [ ------------------------------------------------ x Incremental Share Factor ]
                                            Applicable Stock Price

Notwithstanding the foregoing, in no event will the Conversion Rate exceed the Maximum Conversion Rate. Unless a Remarketing Reset Event occurs, from and after December 1, 2006, the Conversion Rate shall be fixed at the Conversion Rate determined as set forth above assuming a Conversion Date that is thirteen Trading Days prior to December 1, 2006, (the "Fixed Conversion Rate"), subject to adjustment as set forth in Article 11.

     "Corporate Trust Office" means the office of the Trustee located at 100 Wall Street, 16th Floor, New York, New York 10005 Attention: Ignazio Tamburello, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Custodian" means any Person appointed by the Trustee to act as custodian of Global Securities for the Depositary. The Trustee initially appoints itself Custodian.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Effective Conversion Price" means, as of any date of determination, a dollar amount derived by dividing the Accreted Principal Amount as of such date of $1,000 Original Principal Amount of Securities by the Conversion Rate then in effect (assuming a Conversion Date 13 Trading Days prior to the date of determination); provided that from and after December 1, 2006 (or if such day is not a Business Day, the immediately succeeding Business Day), the Effective Conversion Price shall be the Accreted Principal Amount as of such date of determination divided by the Fixed Conversion Rate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     "Fixed Conversion Rate" has the meaning set forth in the definition of Conversion Rate."

     "Global Security" or "Global Securities" means Securities that are in the form of the Securities attached hereto as Annex A.

     "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Incremental Share Factor" means 43.2219 shares of Common Stock, subject to adjustment as set forth in Article 11.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Interest Payment Date" means (1) June 1 and December 1 of each year, subject to Section 1.09, commencing June 1, 2004 or (2) if a Remarketing Reset Event has occurred, and the Company has elected pursuant to Section 16.02(b) that the Securities will bear cash interest, any dates specified by the Company in the notice referred to in Section 16.03(e).

     "Interest Period" means (1) prior to December 1, 2006, the period from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment (or November 21, 2003 if no interest has been paid or been duly made available for payment) to, but excluding, the next succeeding Interest Payment Date, or any earlier Change in Control Purchase Date, (2) unless a Remarketing Reset Event occurs, from and after December 1, 2006, the period from and including each Interest Payment Date to but excluding the next succeeding Interest Payment Date, or, if earlier, the Stated Maturity, any Redemption Date, any Purchase Date or any Change in Control Purchase Date,
(3) if a Remarketing Reset Event occurs, unless the Company has elected pursuant to Section 16.02(b) that the Securities will bear cash interest, from and after such Remarketing Reset Event Date, the period from and including the applicable Remarketing Reset Date to but excluding the next succeeding Remarketing Reset Date, or, if earlier, the Stated Maturity or any Remarketing Purchase Date and
(4) if a Remarketing Reset Event has occurred and the Company has elected pursuant to Section 16.02(b) to have the Securities bear cash interest, the period from and including the applicable Remarketing Reset Date or, if later, the most recent Interest Payment Date (as defined in clause (2) of the definition thereof) to which interest has been paid or duly made available, to but excluding the next succeeding Interest Payment Date, or, if earlier, the earliest of the next succeeding Remarketing Reset Date, the Stated Maturity or any Remarketing Purchase Date.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Legal Holiday" means a day that is not a Business Day.

     "Liquidated Damages" means the Liquidated Damages Amount (as defined in the Registration Rights Agreement).

     "Maximum Conversion Rate" means 22.7635 shares of Common Stock, subject to adjustment as set forth in Article 11.

     "Nasdaq" means the Nasdaq National Market.

     "Officer" means the Chairman of the Board, the Chairman of the Executive Committee of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Comptroller, any Assistant Comptroller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     "Officers' Certificate" means a written certificate containing the information specified in Section 1.02, signed in the name of the Company by any Officer and delivered to the Trustee. An Officers' Certificate given pursuant to
Section 9.04 need not contain the information specified in Section 1.02.

     "Opinion of Counsel" means a written opinion containing the information specified in Section 1.02 from legal counsel that is delivered to the Trustee. The counsel may be an employee of, or counsel to, the Company.

     "Original Principal Amount" of a Security means the stated Original Principal Amount as set forth on the face of such Security.

     "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Principal Subsidiaries" of the Company means the following so long as they continue to be Subsidiaries: American Express Travel Related Services Company, Inc., American Express Financial Corporation, American Express Bank Ltd. and any one or more Subsidiaries of the Company that shall succeed to all or substantially all of the business of any of the foregoing Subsidiaries or succeed to the ownership of all or substantially all of the property and assets of any of the foregoing Subsidiaries.

     "Purchase Agreement" means the Purchase Agreement dated as of November 17, 2003 among the Company and JP Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as managers of the initial purchasers named therein.

     "Redemption Date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

     "Redemption Price" means, when used with respect to any Security to be redeemed, 100% of the Accreted Principal Amount of such Security as of the Redemption Date, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Redemption Date.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 21, 2003 among the Company, JP Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as managers of the initial purchasers named in the Purchase Agreement.

     "Regular Record Date" for the interest payable on any Interest Payment Date means (1) the May 15 or November 15, as the case may be, immediately preceding such Interest Payment Date and (2) if a Remarketing Reset Event has occurred, and the Company has elected pursuant to Section 16.02(b) that the Securities will bear cash interest, any dates specified by the Company in the notice referred to in Section 16.03(e).

     "Remarketing Agent" means the remarketing agent appointed by the Company and any successor or replacement remarketing agent appointed by the Company.

     "Remarketing Agreement" means, with respect to a remarketing on a Remarketing Reset Date, the remarketing agreement entered into between the Company and the Remarketing Agent with respect to the remarketing of Securities on such Remarketing Reset Date.

     "Remarketing Purchase Date" means a Remarketing Reset Date on which the Company is required to purchase Securities pursuant to Section 16.04.

     "Remarketing Purchase Price" has the meaning set forth in Section 16.04.

     "Remarketing Reset Date" means the Remarketing Reset Event Date on which a Remarketing Reset Event occurs and the dates occurring at least six months thereafter and prior to the Stated Maturity as specified by the Company in a notice delivered to the Holders pursuant to Section 16.03(e).

     "Remarketing Reset Event" has the meaning set forth in Section 16.01.

     "Remarketing Reset Event Date" means December 1 of 2006, 2008, 2013, 2018, 2023 and 2028 or, if any such day is not a Business Day, the immediately succeeding Business Day.

     "Required Remarketing Date" has the meaning set forth in Section 16.03.

     "Reset Yield" has the meaning set forth in Section 16.02.

     "Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust department (or any successor group) who shall have direct responsibility for the administration of this Indenture.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Securities" or "Security" means any of the Company's 1.85% Convertible Senior Debentures due 2033, as amended or supplemented from time to time, issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     "Security Register" means the register maintained by the Registrar that evidences ownership of the Securities.

     "Special Record Date" means, for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 2.13.

     "Stated Maturity" means December 1, 2033.

     "Subsidiary" of any Person means any corporation of which such Person at the time owns or controls, directly or through an intervening medium, more than fifty percent (50%) of each class of outstanding Voting Stock, and unless otherwise specified shall mean a Subsidiary of the Company.

     "Tax Original Issue Discount" means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States federal income tax purposes pursuant to Treasury regulation section 1.1275-4 or any successor provision.

     "TIA" means (except as provided in Section 8.01 or Section 8.02) the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

     "Trading Price" means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Trustee for $10,000,000 Original Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $10,000,000 Original Principal Amount of Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 Original Principal Amount of Securities shall be deemed to be less than 96% of the product of (a) the Conversion Rate on such date (determined using the Closing Sale Price on such date rather than the Applicable Stock Price) and (b) the Closing Sale Price on such date.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Voting Stock", means stock (or the equivalent thereof) of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the occurrence of any contingency).

     (b) Other Definitions.

                                                                      Defined in
                                Term                                    Section
-------------------------------------------------------------------   ----------
"Act"..............................................................    1.04(a)
"Adjustment Event".................................................    11.11(m)
"Associate"........................................................    13.01
"Bankruptcy Law"...................................................    4.01
"Calculation Agent"................................................    2.03
"Change in Control"................................................    13.01(a)
"Change in Control Purchase Date"..................................    13.01(a)
"Change in Control Purchase Notice"................................    13.01(c)
"Change in Control Purchase Price".................................    13.01(a)
"Contingent Accretion Payment Date" ...............................    16.02(a)
"Conversion Agent".................................................    2.03
"Conversion Date"..................................................    11.07
"Current Market Price".............................................    11.11(i)
"Custodian"........................................................    4.01
"Determination Date"...............................................    11.11(m)
"Depositary".......................................................    2.01
"Distributed Securities"...........................................    11.11(d)
"Dividend Threshold Amount"........................................    11.11(e)
"Event of Default".................................................    4.01
"Ex-Dividend Date".................................................    11.11(g)
"Ex-Dividend Time".................................................    11.05
"Expiration Time"..................................................    11.11(f)
"Fair Market Value"................................................    11.11(i)
"Failed Remarketing"...............................................    16.03
"Legend"...........................................................    2.05(e)
"Mandatory Cash Settlement Election"...............................    11.07
"Measurement Period"...............................................    14.01(a)
"Notice of Default"................................................    4.01
"Notice to Opt Out of Remarketing".................................    16.03(a)
"Paying Agent".....................................................    2.03
"Principal Value Conversion".......................................    11.06
"Purchase Date"....................................................    12.01
"Purchased Shares" ................................................    11.11(f)
"Purchase Notice"..................................................    12.01
"Purchase Price"...................................................    12.01
"Opt Out Date".....................................................    16.03(a)
"QIB"..............................................................    2.01
"Record Date"......................................................    11.11(i)
"Registrar"........................................................    2.03
"Reset Rate".......................................................    16.02(a)
"Rights"...........................................................    11.16
"Rights Agreement".................................................    11.16

                                                                      Defined in
                                Term                                    Section
-------------------------------------------------------------------   ----------
"S&P"..............................................................    11.03
"Trigger Event" ...................................................    11.11(d)

     Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.03. Forms of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer actually knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care (but without having made an investigation specifically for the purpose of rendering such opinion) should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.04. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the

Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date. No action approved by such vote or consent shall be taken more than six months after such record date.

     Section 1.05. Conflict with Trust Indenture Act of 1939. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, such provision shall be deemed either to apply to this Indenture so modified or to be excluded, as the case may be.

     Section 1.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.07. Separability Clause. In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.08. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.09. Legal Holidays. Subject to the next two succeeding sentences, if any specified date (including a date for giving notice) on which action is to be taken under this Indenture is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday. In any case where an Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Purchase Date, Remarketing Purchase Date or Change in Control Purchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity, Redemption Date, Purchase Date,

Remarketing Purchase Date or Change in Control Purchase Date of a Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity, Redemption Date, Purchase Date, Remarketing Purchase Date or Change in Control Purchase Date to such next succeeding Business Day.

                                    ARTICLE 2
                                 THE SECURITIES

     Section 2.01. Form and Dating. The Securities designated "1.85% Convertible Senior Debentures due 2033" of the Company shall be substantially in the form set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing the Securities, as evidenced by their execution of the Securities. Each Security shall be dated the date of its authentication.

     All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, or any Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Original Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Original Principal Amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Original Principal Amount of outstanding Securities represented thereby shall be made by the Trustee or Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Trustee or Custodian.

     Certificated Securities shall be issued only under the limited circumstances provided in Section 2.11(b) hereof.

     Section 2.02. Execution and Authentication. The Securities shall be executed by the Company by any Officer. The signature of any Officer on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or any Authenticating Agent by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Original Principal Amount of $2,000,000,000 upon a Company Order without any further action by the Company. The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 Original Principal Amount and any integral multiple thereof. The aggregate Original Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the first sentence of this paragraph, subject to the parenthetical set forth therein, except as provided in Section 2.06.

     Section 2.03. Registrar, Paying Agent, Conversion Agent and Calculation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent and the term Conversion Agent includes any additional conversion agent.

     The Company shall also appoint an agent to perform the calculations required pursuant to this Indenture (the "Calculation Agent").

     The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Calculation Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 5.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Calculation Agent, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent, Calculation Agent and Paying Agent in connection with the Securities.

     Section 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or, if applicable, Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders and/or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

     Section 2.05. Transfer and Exchange. (a) Subject to Section 2.11 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to
Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Original Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company and the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.11 and this Section 2.05(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

     (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends on the form of Security attached hereto as Annex A setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and

Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated. Any shares of Common Stock issued upon conversion of Securities that bear the Legend shall bear a restricted legend substantially identical to the Legend (except that such Legend shall not refer to any shares of Common Stock issuable upon conversion of Securities).

     (g) Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be canceled in accordance with Section 2.09 of this Indenture.

     Section 2.06. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Original Principal Amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Articles 12 or 13 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.07. Outstanding Securities; Determinations of Holders' Actions. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those delivered to it pursuant to Section 2.06 and those described in this
Section 2.07 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Original Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 4 and 8).

     If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date, a Remarketing Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest (including Contingent Interest and Liquidated Damages, if any) on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (including Contingent Interest, if any) shall cease to accrue on such Security.

     Section 2.08. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Original Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 2.09. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 12, Article 13 and Section 16.04, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to
Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary practice.

     Section 2.10. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price, Remarketing Purchase Price or Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and they shall be protected in acting or refraining from acting on any such information provided by the Depositary.

     Section 2.11. Global Securities.

     (a) Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.05 and this Section 2.11. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture unless and until such Security has been registered in the name of such Person.

     (b) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company decides to discontinue the use of the system of book-entry transfer through the Depositary (or any successor Depositary) or an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

     (c) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Original Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable Legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Original Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (d) Subject to the provisions of Section 2.11(f) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (e) In the event of the occurrence of any of the events specified in
Section 2.11(b) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

     (f) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     Section 2.12. Legends.

     (a) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of a certification or an Opinion of Counsel as set forth in the Legend, if so requested by the Company or the Registrar.

     (b) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Original Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (c) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     Section 2.13. Payment of Interest; Interest Rights Preserved. Interest, including any Contingent Interest, on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 9.02. However, the Company may make such interest payments by check payable to or upon the written order of the Person entitled thereto pursuant to Section 18.03, to the address of such Person as it appears on the Security Register; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (including Contingent Interest, if any) on all Global Securities and all Securities of Holders of more than $25,000,000 aggregate Original Principal Amount of

Securities that have requested such method of payment and provided wire transfer instructions to the Company or the Paying Agent.

     Any interest or Contingent Interest on any Security of which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or Predecessor Securities) are registered at the close of business on such Special Record Date (notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to such Special Record Date and prior to such payment) and shall no longer be payable pursuant to the following clause
(b).

     (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     On conversion of a Holder's Securities, such Holder shall not receive any cash payment of interest. Except as set forth in the next succeeding paragraph, the Company's delivery to a Holder of the full number of shares of Common Stock into which a Security is convertible, together with any cash payment for such Holder's fractional shares, or cash or a combination of cash and Common Stock in lieu thereof, shall be deemed to satisfy the Company's obligation to pay the Accreted Principal Amount of the Security and to satisfy the Company's obligation to pay accrued but unpaid interest (including Contingent Interest, if any) attributable to the period from the most recent Interest Payment Date through the Conversion Date.

     Notwithstanding the above, if any Securities are converted during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, such Securities shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the Original Principal Amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Change in Control Purchase Date during such period or (3) only to the extent of overdue interest or overdue Contingent Interest, any overdue interest or overdue Contingent Interest exists on the Conversion Date with respect to the Securities converted.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 2.14. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

     Section 2.15. Calculation of Tax Original Issue Discount. The Company agrees, and by acceptance of a beneficial interest in a Security each

Holder and any beneficial owner of a Security shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Treasury regulation section 1.1275-4(b) or any successor provision (the "contingent payment regulations"). For United States federal income tax purposes, the Company agrees, and by acceptance of a beneficial interest in a Security each Holder and any beneficial owner of a Security shall be deemed to agree, to treat the fair market value of the Common Stock received upon the conversion of a Security as a contingent payment for purposes of the contingent payment regulations, and to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes (i.e., Tax Original Issue Discount) according to the "noncontingent bond method," set forth in the contingent payment regulations, using the comparable yield of 6.25% compounded semi-annually, and the projected payment schedule determined by the Company pursuant to the contingent payment regulations (attached hereto as Annex B). Holders or beneficial owners may obtain the issue price, amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule, by submitting a written request for it to the Company at the following address: American Express Company, 200 Vesey Street, New York, New York 10285, Attention: Secretary.

     The Company acknowledges and agrees, and by acceptance of a beneficial interest in a Security each Holder and any beneficial owner of a Security shall be deemed to acknowledge and agree, that (i) the comparable yield described in the preceding paragraph means the annual yield the Company would pay, as of the Issue Date, on a nonconvertible fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the Securities and (ii) the comparable yield and the schedule of projected payments described above do not constitute a representation by the Company regarding the actual amounts that will be paid on the Securities or the value of the Common Stock into which the Securities may be converted.

                                   ARTICLE 3
                           SATISFACTION AND DISCHARGE

     Section 3.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee or any Paying Agent all outstanding Securities (other than Securities replaced pursuant to Section 2.06 of the Indenture) for cancellation or (ii) all outstanding Securities have become due and payable, whether at Stated Maturity, any Redemption Date, any Purchase Date, any Remarketing Purchase Date, a Change in Control Purchase Date, or upon conversion or otherwise, and the Company deposits with the Trustee, any Paying Agent or the Conversion Agent, if applicable, cash or, if expressly permitted by the terms of the Securities, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 5.06, cease to be of further effect, except for the indemnification of the Trustee, which shall survive such satisfaction and discharge. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the reasonable cost and expense of the Company. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities, the obligations of the Company with respect to the Trustee for the Securities shall survive.

     Section 3.02. Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any Paying Agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed by the Holders for two years after the date upon which the principal of or interest on such Security shall have become due and payable, shall be repaid to the Company by the Trustee or such Paying Agent on demand; and the Holder of any of the Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease.

                                    ARTICLE 4
                                    REMEDIES

     Section 4.01. Events of Default. "Event of Default", wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) a default in the payment of all or any part of the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price or Change in Control Purchase Price (in each case including any accrued Contingent Accretion) with respect to any Security when such payment becomes due and payable pursuant to the terms hereof; or

          (b) default in the payment of any interest (including Contingent Interest and Liquidated Damages, if any) upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there as been given by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate Original Principal Amount of the Securities then outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or

          (d) an event of default under any indebtedness of the Company for borrowed money which (x) results in the acceleration of such indebtedness prior to its express maturity, (y) the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness the maturity of which has been so accelerated, aggregates $50 million or more and (z) such acceleration has not been rescinded or annulled within 10 days after there has been given, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate Original Principal Amount of the Securities then outstanding, a written notice specifying such default and breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or

          (e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (f) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     Section 4.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate Original Principal Amount of the Securities at the time outstanding by written notice to the Company and the Trustee, may declare the Accreted Principal Amount of the Securities through the date of such declaration, any accrued Contingent Accretion, and any accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) through the date of such declaration, on all the Securities to be immediately due and payable. Upon such a declaration, such Accreted Principal Amount, such accrued Contingent Accretion, and such accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) shall be due and payable immediately.

     At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in Original Principal Amount of the Securities then outstanding, by written notice to the Company and the Trustee, may waive all defaults with respect to the Securities and rescind and annul such declaration and its consequences if

          (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest (including Contingent Interest and Liquidated Damages, if any) on all Securities,

               (B) the Accreted Principal Amount of the Securities and any accrued Contingent Accretion that have become due otherwise than by such declaration of acceleration and interest thereon at the overdue rate or rates prescribed therefor in such Securities or, if no such rate or rates are so prescribed, at the rate of cash interest borne by the Securities during the period of such default, or if such default is after December 1, 2006 and the

          Securities are not then bearing cash interest, the Applicable Yield of the Securities during the period of such default,

               (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest or overdue Contingent Interest to the date of such payment or deposit at the overdue rate or rates prescribed therefor in such Securities or, if no such rate or rates are so prescribed, at the rate of cash interest borne by the Securities during the period of such default, or if such default is after December 1, 2006 and the Securities are not then bearing cash interest, the Applicable Yield of the Securities during the period of such default, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (ii) all Events of Default with respect to the Securities, other than any non-payment of the Accreted Principal Amount and any accrued Contingent Accretion of the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.

     No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

     Section 4.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that (i) in case default shall be made in the payment of any installment of interest (including Contingent Interest and Liquidated Damages, if any) on any Security, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (ii) in case default shall be made in the payment of the Accreted Principal Amount of any Security or any accrued Contingent Accretion when the same becomes due in accordance with the terms thereof then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount that then shall have become due and payable on all such Securities for principal (including accrued Contingent Accretion, if any) or interest (including Contingent Interest and Liquidated Damages, if any), or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate, or overdue rate, if any, borne by the Securities during the period of such default; and, in addition thereto, such further amount as shall be sufficient to cover reasonable costs of the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its own negligence or willful misconduct.

     If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 4.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (including accrued Contingent Accretion, if any) or interest (including Contingent Interest and Liquidated Damages, if any) in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the entire Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (including accrued Contingent Accretion, if any) and interest (including Contingent Interest and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable costs, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.06.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 4.05. Trustee May Enforce Claims without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable costs, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 4.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order:

          FIRST: To the payment of all amounts due the Trustee under Section
     5.06;

          SECOND: To the payment of the amounts then due and unpaid for Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (in each case, including accrued Contingent Accretion, if any) and interest (including Contingent Interest and Liquidated Damages, if any) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

          THIRD: To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction may direct.

     Section 4.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

          (ii) the Holders of not less than 25% in aggregate Original Principal Amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders shall have offered to the Trustee reasonable indemnity satisfactory to it as it may require against the losses, liabilities and expenses to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

          (v) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.12 during such 60-day period by the Holders of a majority in Original Principal Amount of the outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable and common benefit of all of such Holders.

     Section 4.08. Unconditional Right of Holders To Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (in each case, including accrued Contingent Accretion, if any) and interest (including Contingent Interest and Liquidated Damages, if any) on such Security after the respective due dates expressed in such Security, to convert the Securities in accordance with Article 11, and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

     Section 4.09. Restoration of Right and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this

Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 4.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 4.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 4.12. Control by Holders. The Holders of a majority in aggregate Original Principal Amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities; provided, however, that

          (i) such direction shall not be in conflict with any rule of law or with this Indenture,

          (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

          (iii) such direction is not unduly prejudicial to the rights of Holders not taking part in such direction, and

          (iv) such direction would not involve the Trustee in personal liability, as the Trustee, upon being advised by counsel, shall reasonably determine.

     Section 4.13. Waiver of Past Defaults. The Holders of at least a majority in aggregate Original Principal Amount of the outstanding Securities may on behalf of the Holders of all the Securities by notice to the Trustee waive any past default hereunder with respect to such Securities and its consequences, except a Default:

          (i) that is an Event of Default described in Section 4.01(a) or (b);
     or

          (ii) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each outstanding Security; or

          (iii) that constitutes a failure to convert any Security in accordance with the terms of Article 11.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, and the Company, the Trustee and Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 4.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Original Principal Amount of the outstanding Securities, or to any suit instituted by any Holder pursuant to Section 4.08. This Section 4.14 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 4.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (in each case, including accrued Contingent Accretion, if any) or interest (including Contingent Interest and Liquidated Damages, if any) in respect of Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 5
                                   THE TRUSTEE

     Section 5.01. Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     This Section 5.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 5.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.02 and Section 4.12.

     Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1),
315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 5.01.

     (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

     Section 5.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA,

     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require a Company Request or Company Order, an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (d) Subject to the provisions of Section 5.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless Holders of not less than 25% in aggregate Original Principal Amount of the Securities then outstanding shall have provided written notice of any event which is in fact such a default to the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 5.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 5.09 and 5.10.

     Section 5.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Section 5.05. Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in
Section 4.01(b) or (a), the Trustee may withhold the notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 5.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 5.06. Compensation and Indemnity. The Company agrees:

     (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or bad faith; and

     (c) to fully indemnify the Trustee and its agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     To secure the Company's payment obligations in this Section 5.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, on particular Securities.

     The Company's payment obligations pursuant to this Section 5.06 shall survive the discharge of this Indenture and resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 4.01(e) or Section 4.01(f), the expenses, including the reasonable fees and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy or insolvency law.

     Section 5.07. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
5.07. The Holders of a majority in aggregate Original Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

     (a) the Trustee fails to comply with Section 5.09;

     (b) the Trustee is adjudged bankrupt or insolvent;

     (c) a receiver or public officer takes charge of the Trustee or its property; or

     (d) the Trustee otherwise becomes incapable of acting.

     In addition, the Company may remove the Trustee if the Company shall determine by a Board Resolution that the services provided by the Trustee hereunder may be obtained at a substantially lower cost to the Company.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of its charges hereunder promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 5.06.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in aggregate Original Principal Amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 5.09 any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Section 5.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation shall otherwise be qualified and eligible under this Article.

     Section 5.09. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

     Section 5.10. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     Section 5.11. Authenticating Agent.

     The Trustee may upon Company request appoint one or more authenticating agents (including, without limitation, the Company or any Affiliate thereof) which shall be authorized on behalf of the Trustee in authenticating Securities in connection with the issue, delivery, registration of transfer, exchange, partial redemption or repayment thereof (an "Authenticating Agent"). Wherever reference is made in this Indenture to the authentication of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Company and must be a corporation organized and doing business under the laws of the United States or of any State, having a combined capital and surplus of at least $20,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities or the equivalent foreign authority in the case of an Authenticating Agent who is not organized and doing business under the laws of the United States or of any State thereof or the District of Columbia.

     Any corporation succeeding to the corporate agency business of an authenticating agent shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

     An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The provisions of Sections 1.04, 1.08, 2.06, 2.09, 5.02, 5.03, 5.04, and
5.06 shall be applicable to any Authenticating Agent.

     Pursuant to each appointment made under this Section, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the Securities described in the within-mentioned Indenture.


                                    --------------------------------------------


                                    By:
                                        ----------------------------------------
                                         As Authenticating Agent for the Trustee


                                        ----------------------------------------
                                    By:                     Authorized Signatory

                                    Dated
                                          --------------------------------------

                                   ARTICLE 6
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 6.01. Company to Furnish Trustee Information as to Names and Addresses of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

     (a) Semi-annually, not later than June 1 and December 1 in each year, commencing June 1, 2004, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

     Section 6.02. Preservation of Information; Communications to Holders. (a). The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities (1) contained in the most recent list furnished to it as provided in Section 6.01 and (2) received by it in the capacity of Paying Agent or Registrar (if so acting) hereunder.

     The Trustee may destroy any list furnished to it as provided in Section
6.01 upon receipt of a new list so furnished.

     (b) In case three or more Holders of Securities (hereinafter called "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities with respect to their rights under this Indenture or under the Securities, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, or

          (ii) inform such applicants as to the approximate number of Holders of Securities whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any Registrar or any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of subsection (b) of this Section 6.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

     Section 6.03. Reports by Trustee. Within 60 days after each December 1 beginning with December 1, 2004, the Trustee shall mail to each Holder a brief report dated as of such December 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

     Section 6.04. Reports by Company. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     If at any time while any of the Securities are "restricted securities" within the meaning of Rule 144, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder, any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

                                   ARTICLE 7
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     Section 7.01. Consolidations and Mergers of Company Permitted Subject to Certain Conditions. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price or Change in Control Purchase Price with respect to any Security and any interest (including Contingent Interest and Liquidated Damages, if any) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or


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

     both, would become an Event of Default, shall have happened and be continuing; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been met.

     The provisions of this Section 7.01 shall not be applicable to a merger or consolidation in which the Company is the surviving corporation.

     Section 7.02. Rights and Duties of Successor Entity. Upon any consolidation with or merger into any other corporation, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 7.01, the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter the Company (which term for this purpose shall mean the Person named as the "Company" in the first paragraph of this instrument or any successor entity which shall theretofore have become such in the manner presented in this Article) shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 8
                             SUPPLEMENTAL INDENTURES

     Section 8.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

          (i) to evidence the succession of another corporation or entity to the Company, or successive successions, and the assumption by the successor corporation or entity of the covenants, agreements and obligations of the Company under this Indenture;

          (ii) to add to the covenants of the Company or to add additional rights for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company;


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

          (iii) to cure any ambiguity, omission, defect or inconsistency herein, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make such other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect;

          (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder;

          (v) to add any additional Events of Default for the benefit of the Holders of Securities;

          (vi) to secure the Securities; and

          (vii) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA.

     Any amendment described in clause (iii) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities by the Company will not be deemed to materially and adversely affect the interests of Holders.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.

     Any supplemental indenture authorized by the provisions of this Section
8.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the outstanding Securities, notwithstanding any of the provisions of Section 8.02.

     Section 8.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of at least a majority in Original Principal Amount of the outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of


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

this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby:

          (i) change the maturity of any payment of Accreted Principal Amount (including any accrued Contingent Accretion) of, or any installment of interest (including the payment of Contingent Interest or Liquidated Damages, if any) on the Securities, or

          (ii) reduce the Original Principal Amount or Accreted Principal Amount thereof, or

          (iii) alter the manner or rate of accretion of Accreted Principal Amount (including any accrued Contingent Accretion) or the manner or rate of accrual of interest (including Contingent Interest and Liquidated Damages) or Contingent Accretion, or

          (iv) change any place of payment where, or the coin or currency in which, the Securities or any premium or interest (including the payment of Contingent Interest or Liquidated Damages, if any) thereon is payable, or

          (v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity (or, in the case of redemption or purchase, on or after the Redemption Date or the Purchase Date, Change in Control Purchase Date or Remarketing Purchase Date, as the case may be), or

          (vi) adversely affect the conversion rights of the Holders under
     Article 11 of this Indenture or the right of Holders to require the Company to purchase the Securities under Article 12, Article 13 and Section 16.04 of this Indenture or the right of Holders to have their Securities remarketed as set forth in Article 16, or the obligations of the Company pursuant to Section 9.08, or

          (vii) reduce the quorum or voting requirements under this Indenture, or

          (viii) reduce the percentage in aggregate Original Principal Amount of the outstanding Securities, the consent of whose Holders is required for any such modification, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or for any waiver of an Event of Default; or

          (ix) modify this Section 8.02, except to increase any percentages required for approval or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

     Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 8.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 5.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 8.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 8.05. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.


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

                                    ARTICLE 9
                            COVENANTS OF THE COMPANY

     Section 9.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company at the latest on the day such payment is due or, if such day is not a Business Day, the immediately succeeding Business Day. Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price and interest (including Contingent Interest and Liquidated Damages, if any), shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price, Remarketing Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

     Section 9.02. Maintenance of Office or Agency. The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange, where the Securities may be surrendered for purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served; provided, however, that, at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear in the Registrar. The office of the Paying Agent, at the Corporate Trust Office, shall initially be such office or agency for all of the aforesaid purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company shall also appoint and maintain a Calculation Agent to perform the duties required in this Indenture.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

     Section 9.03. Money for Securities Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (including Contingent Accretion, if any) and interest (including Contingent Interest and Liquidated Damages, if any) on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such sums so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure by the Company to take such action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or prior to each due date of the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (including Contingent Accretion, if any) and interest (including Contingent Interest and Liquidated Damages, if any) on any Securities, deposit with a Paying Agent a sum sufficient to pay such amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amounts, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent, other than the Trustee or an Affiliate of the Company, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (including Contingent Accretion, if any) and interest (including Contingent Interest and Liquidated Damages, if any) on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any failure by the Company (or any other obligor upon the Securities) to make any payment of the Accreted Principal Amount, Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price (including Contingent Accretion, if any) and interest (including Contingent Interest and Liquidated Damages, if any) on the Securities when the same shall be due and payable; and


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

          (iii) at any time during the continuance of any such Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of this Indenture, or for any other reason, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 9.04. Compliance Certificate. The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year ending after the date hereof, a brief certificate, which need not comply with Section 1.02, from the principal executive, financial or accounting officer of the Company, stating, as to his or her knowledge, whether or not the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof (without regard to any period of grace or requirement of notice provided hereunder), and, if the Company shall be in default, specifying all such defaults and the nature thereof of which he or she may have knowledge.

     Section 9.05. Restrictions on the Creation of Mortgages and Liens. The Company will not an any time directly or indirectly create, assume, incur, or suffer to be created, assumed, or incurred or to exist any mortgage, pledge, encumbrance or lien of any kind (except for any bona fide option or agreement to sell) (a "Lien") upon (1) any shares of capital stock owned by the Company of any of the Principal Subsidiaries (other than directors' qualifying shares) or
(2) any shares of capital stock owned by the Company of a Subsidiary of the Company that owns, directly or indirectly, capital stock of any of the Principal Subsidiaries (other than directors' qualifying shares) without making effective provision whereby the Securities (and any other indebtedness of the Company or such Subsidiary entitled to the benefit of a covenant similar to the covenant contained in this Section 9.05, subject to applicable priorities of payment) will be secured by such Lien equally and ratably with any and all other obligations thereby secured, so long as any such other obligations and indebtedness shall be so secured; provided, however, that notwithstanding the foregoing, the Company may incur or suffer to be incurred or to exist upon such capital stock (A) Liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company in good faith by appropriate proceedings, or (B) the Liens of any judgment, if such judgment shall not have


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

remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.

     Section 9.06. Calculation of Tax Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on the Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be reasonably requested by the Trustee and relevant under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.

     Section 9.07. Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may request to carry out more effectively the purposes of this Indenture.

     Section 9.08. Obligation to Conduct Remarketing.

     (a) The Company shall appoint a Remarketing Agent and enter into a remarketing agreement at least 30 days prior to any Remarketing Reset Event Date and each subsequent Remarketing Reset Date.

     (b) The Company shall use its reasonable best efforts to effect the remarketing of the Securities as described in Article 16. If in the judgment of counsel to the Company or counsel to the Remarketing Agent a registration statement is required to effect the Remarketing, the Company shall use its reasonable best efforts to (i) ensure that a registration statement covering the Accreted Principal Amount of all Securities to be remarketed will be effective in a form that will enable the Remarketing Agent to rely on it in connection with the Remarketing or (ii) effect such Remarketing pursuant to Rule 144A or any other applicable exemption from registration requirements under the Securities Act.

                                   ARTICLE 10
                            REDEMPTION OF SECURITIES

     Section 10.01. Right to Redeem; Notices to Trustee. Prior to December 1, 2006, the Securities shall not be redeemable at the option of the Company. Unless a Remarketing Reset Event has occurred, beginning on December 1, 2006 and until the earlier of the date on which a Remarketing Reset Event occurs and Stated Maturity, the Securities are redeemable for cash as a whole, or from time to time in part, at the option of the Company at the Redemption Price; provided that if the Redemption Date is an Interest Payment Date, accrued and


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

unpaid interest (including Contingent Interest or Liquidated Damages, if any) shall be paid to the Holder of record as of the applicable Regular Record Date, rather than to the Holder presenting the Security for redemption. If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the Original Principal Amount of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this
Section 10.01 by a Company Order at least 30 days before the Redemption Date.

     Section 10.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Original Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Original Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Notwithstanding the foregoing, if the Accreted Principal Amount has been accelerated and such acceleration has not been rescinded, the Company shall not redeem less than all the Securities then outstanding.

     Section 10.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall at a minimum state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) the Conversion Rate;

     (d) the name and address of the Paying Agent and Conversion Agent;

     (e) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

     (f) that Holders who want to convert Securities must satisfy the requirements set forth in the applicable provisions of the Securities;

     (g) whether the Company will deliver cash, Common Stock or a combination of cash and Common Stock in the event a Holder converts Securities called for redemption;

     (h) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (i) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Original Principal Amounts of the particular Securities to be redeemed;

     (j) that, unless the Company defaults in making payment of such Redemption Price, interest (including Contingent Interest and Liquidated Damages, if any) on Securities called for redemption will cease to accrue on and after the Redemption Date; and

     (k) the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to such notice of redemption.

     Section 10.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

     Section 10.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them


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

is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     Section 10.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Original Principal Amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 11
                                   CONVERSION

     Section 11.01. Conversion Rights. The Securities shall be convertible in accordance with their terms and in accordance with and subject to this Article into a number of shares of Common Stock per $1,000 Original Principal Amount of Securities equal to the Conversion Rate. Notwithstanding the foregoing, if a Remarketing Reset Event occurs, from and after the date of such Remarketing Reset Event, the Securities shall no longer be convertible into Common Stock.

     A Holder of a Security otherwise entitled to a fractional share upon the conversion thereof shall receive cash in an amount equal to the value of such fractional share based on the Applicable Stock Price with respect to such conversion. Upon a conversion, the Company may deliver cash or a combination of cash and Common Stock in lieu of Common Stock, as described in Section 11.07.

     Upon determination that Holders are or will be entitled to convert their Securities pursuant to this Article 11, the Company shall issue a press release through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution and publish such determination on the Company's website on the World Wide Web.

     Holders may surrender Securities for conversion into shares of Common Stock only if at least one of the conditions described in Sections 11.02 through 11.06 is satisfied. In addition, a Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be


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

converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     Section 11.02. Conversion Rights Based on Common Stock Price. At any time prior to the Stated Maturity, Securities may be surrendered for conversion into shares of Common Stock in integral multiples of $1,000 Original Principal Amount, if, as of the last day of any calendar quarter, the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such calendar quarter is more than 125% of the Base Conversion Price as of the last day of such calendar quarter.

     Section 11.03. Conversion Rights Upon Credit Rating Events. Securities may be surrendered for conversion in integral multiples of $1,000 Original Principal Amount any time after the earlier of (a) the date the Securities are assigned a credit rating by both Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors ("S&P"), and Moody's Investors Services and its successors ("Moody's") and (b) five Business Days following the date of original issuance of the Securities, during any period in which (1) the credit rating assigned to the Securities by S&P is below BBB+, (2) the credit rating assigned to the Securities by Moody's is below Baa1 or (3) no credit rating is assigned to the Securities by either S&P or Moody's.

     Section 11.04. Conversion Rights Upon Notice of Redemption. Holders may surrender for conversion in integral multiples of $1,000 Original Principal Amount any Securities called for redemption under Article 10 hereof at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time.

     Section 11.05. Conversion Rights Upon Occurrence of Certain Corporate Transactions.

     If the Company is a party to a consolidation, merger or binding share exchange pursuant to which shares of Common Stock would be converted into cash, securities or other property as set forth in clause (ii) of Section 11.14, any Security may be surrendered for conversion in integral multiples of $1,000 Original Principal Amount at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction (or until the Change in Control Purchase Date if such transaction constitutes a Change in Control) and, at the effective time of the transaction, the right to convert a Security into shares of Common Stock shall be changed into a right to convert such Security into the kind and amount of cash, securities or other property of the Company or another person that the Holder


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

would have received if the Holder had converted such Security immediately prior to the transaction.

     If the Company distributes to all holders of Common Stock (1) rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such distribution, Common Stock at less than the average Closing Sale Price for the 10 Trading Days preceding the declaration date for such distribution, or (2) cash, assets, debt securities or rights to purchase the Company's securities, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, the Securities may be surrendered for conversion in integral multiples of $1,000 Original Principal Amount beginning on the date that the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Common Stock is then listed or quoted for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the earlier of close of business on the Business Day prior to the Ex-Dividend Time and the date the Company announces that such dividend or distribution will not take place. Notwithstanding the foregoing, Holders shall not have the right to surrender Securities for conversion pursuant to this Section 11.05 if they will otherwise participate in the distribution described above without first converting Securities into Common Stock.

     Section 11.06. Conversion Upon Satisfaction Of Trading Price Condition.

     (a) Securities may be surrendered for conversion in integral multiples of $1,000 Original Principal Amount any time during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 Original Principal Amount of the Securities for each day of such five Trading Day period was less than 96% of the product of the Closing Sale Price and the Conversion Rate as of such Trading Day (determined based on such Closing Sale Price rather than the Applicable Stock Price).

     (b) Notwithstanding the foregoing, if, on the day prior to any conversion pursuant to Section 11.06(a), the Closing Sale Price of the Common Stock is greater than the Effective Conversion Price but less than or equal to 125% of the Base Conversion Price, the Holders of Securities surrendered for conversion shall receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the Accreted Principal Amount of Securities plus accrued and unpaid interest, if any, including Contingent Interest


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

and Liquidated Damages, if any, as of the Conversion Date (a "Principal Value Conversion"). If a Holder surrenders its Securities for a Principal Value Conversion, the Company shall notify such Holder by the second Trading Day following the Conversion Date whether the Company will pay such Holder all or a portion of the Accreted Principal Amount plus accrued and unpaid Contingent Interest and Liquidated Damages, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Effective Conversion Price on the Conversion Date and the Applicable Stock Price as of the Conversion Date. The Company will pay such Holder any portion of the Accreted Principal Amount plus accrued and unpaid Contingent Interest and Liquidated Damages, if any, to be paid in cash and deliver Common Stock with respect to any portion of the Accreted Principal Amount plus accrued and unpaid Contingent Interest and Liquidated Damages, if any, to be paid in Common Stock, no later than the third Business Day following the determination of the Applicable Stock Price.

     (c) In connection with any conversion pursuant to this Section 11.06, the Trustee shall not have any obligation to determine the Trading Price of the Securities unless the Company has requested such determination and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per Security would be less than 96% of the product of the Closing Sale Price of the Common Stock and the number of shares of Common Stock issuable upon conversion of such Security. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per such Security is greater than or equal to 96% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate as of such Trading Day (determined based on such Closing Sale Price rather than the Applicable Stock Price).

     Section 11.07. Conversion Procedures. To convert a Security, a Holder must
(a) complete and manually sign the Conversion Notice or a facsimile of the Conversion Notice on the back of the Security and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date, or comply with applicable procedures of the Depositary in the case of a beneficial interest in a Global Security. The date on which the Holder satisfies all of those requirements is the "Conversion Date." Except as set forth in Section 11.06, within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Securities shall be converted into Common Stock or paid


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

in cash or a combination of cash and Common Stock (unless the Company shall have already done so pursuant to a notice of redemption pursuant to Section 10.03 in respect of a Conversion Date occurring before the Redemption Date set forth in such notice or the Company has previously made the Mandatory Cash Settlement Election, as defined below). Upon any conversion of Securities, including a Principal Value Conversion, the Company shall deliver to the Holder through the Conversion Agent, no later than the third Business Day following the date on which the Applicable Stock Price is determined, a certificate for the number of whole shares of Common Stock issuable upon the conversion and, if applicable, cash in lieu of such Common Stock in an amount equal to the Applicable Stock Price with respect to such Conversion Date for each share of Common Stock in lieu of which cash is being delivered pursuant to this Section 11.07 and cash in lieu of any fractional shares pursuant to Section 11.08. Except as otherwise provided in this Article 11, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Security once the Company has notified the Holder in accordance with this paragraph. Anything herein to the contrary notwithstanding, in the case of Global Securities, Conversion Notices may be delivered and such Securities may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record at the close of business on the date on which the Applicable Stock Price is determined with respect to the applicable Conversion Date; provided however, that if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed a shareholder of record as of the next date on which the stock transfer books of the Company are open.

     At any time prior to the Stated Maturity, the Company may at its option elect, by notice to the Trustee and the Holders of the Securities, that upon conversion of the Securities at any time following the date of such notice, the Company shall be required to deliver cash in an amount at least equal to the Accreted Principal Amount of the Securities converted (the "Mandatory Cash Settlement Election"). If the Company makes the Mandatory Cash Settlement Election, the Company shall also be required to deliver cash only in connection with any Principal Value Conversion pursuant to Section 11.06. The Company shall not be entitled to revoke a Mandatory Cash Election without the consent of at least a majority in Original Principal Amount of the outstanding Securities as contemplated by Section 8.02.

     No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article. On conversion of a Security, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the Holder on


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

such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest, including Contingent Interest, if any, on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Security being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Contingent Interest, if any) accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), or cash in lieu thereof, shall be treated as issued in exchange for the Accreted Principal Amount of the Security being converted pursuant to the provisions hereof.

     The Company agrees, and by acceptance of a beneficial interest in a Security each Holder and any beneficial owner of a Security shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Common Stock as a contingent payment on the Security for purposes of the contingent payment regulations.

     If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Original Principal Amount of Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in Original Principal Amount to the Original Principal Amount of the unconverted portion of the Security surrendered.

     Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the Original Principal Amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a


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

Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Change in Control Purchase Date during such period or (3) only to the extent of overdue interest or overdue Contingent Interest, any overdue interest or overdue Contingent Interest exists on the Conversion Date with respect to the Securities converted.

     The Holders' right to convert Securities into Common Stock are subject to the Company's right to elect instead to pay each such Holder the amount of cash determined pursuant to this Article (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering such Common Stock; provided, however, that if the Accreted Principal Amount of the Securities has been accelerated and such acceleration has not been rescinded, the Company shall deliver Common Stock in accordance with this Article, whether or not the Company has delivered a notice pursuant to this Section 11.07 to the effect that the Securities would be paid in cash or a combination of cash and Common Stock; provided further, that the preceding proviso shall not apply if the Company has made the Mandatory Cash Settlement Election.

     Section 11.08. Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Applicable Stock Price in effect with respect to the applicable Conversion Date of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

     Section 11.09. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     Section 11.10. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

     (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of


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

Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

     (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

     (c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     (d) The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Security; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

     Section 11.11. Adjustment Of Conversion Rate. The Base Conversion Rate shall be adjusted from time to time by the Company as follows:

     (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Base Conversion Rate shall be increased so that the same


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

shall equal the rate determined by multiplying the Base Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

          (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 11.11(a) is declared but not so paid or made, the Base Conversion Rate shall again be adjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution, the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

          (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

          (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price


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

     equal to the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution.

     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Base Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Base Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding
(x) any rights or warrants referred to in Section 11.11(b), (y) any dividend or distribution (I) paid exclusively in cash or (II) referred to in Section 11.11(a) and (z) any distribution referred to in Section 11.11(g)) (any of the foregoing hereinafter in this Section 11.11(d) called the "Distributed Securities")), then, in each such case, the Base Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying


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

the Base Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

          (i) the numerator of which shall be the Current Market Price on such Record Date; and

          (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such holder would have received had such holder converted each Security on the Record Date. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 11.11(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.11 (and no adjustment to the Base Conversion Rate under this Section 11.11 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Base Conversion Rate shall be made under this Section 11.11(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of


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

indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Base Conversion Rate under this Section 11.11 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Base Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Base Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

     For purposes of this Section 11.11(d) and Section 11.11(a) and (b), any dividend or distribution to which this Section 11.11(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Base Conversion Rate adjustment required by this Section 11.11(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Base Conversion Rate adjustment required by Sections 11.11(a) and 11.11(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of
Section 11.11(a) and 11.11(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 11.11(a).

     (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company,


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

whether voluntary or involuntary or (ii) any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed $0.10 (the "Dividend Threshold Amount"), then, in such case, the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

          (i) the numerator of which shall be the Current Market Price on such record date; and

          (ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed applicable to one share of Common Stock (determined as set forth below), such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the Record Date. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 11.11(e) as a result of a distribution that is a quarterly cash dividend, such adjustment shall be based upon the amount by which such distribution exceeds the Dividend Threshold Amount. If an adjustment is required to be made as set forth in this Section 11.11(e) above as a result of a distribution that is not a quarterly cash dividend, such adjustment shall be based upon the full amount of the distribution. If an adjustment or readjustment is made to the Base Conversion Rate pursuant to this Section 11.11 (other than any adjustment pursuant to Section 11.11(e)), an appropriate inversely proportional adjustment shall be made to the Dividend Threshold Amount.

     (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended)


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

exceeds the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

          (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

     (g) If the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Base Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Base Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

          (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or


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

     quoted (the "Ex-Dividend Date") plus (B) the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 11.11(g) applies and shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the closing sale prices of those securities distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

          (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 11.11(g) applies (as calculated in Section 11.11(g)(i)(B) above) is less than $1.00, then the adjustment provided by for by this Section 11.11(g) shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

     (h) If any adjustment or readjustment is made to the Base Conversion Rate pursuant to this Section 11.11, the same proportional adjustment shall be made to the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate; provided that no adjustment will be made to the Maximum Conversion Rate as a result of any adjustment to the Base Conversion Rate pursuant to Section 11.11(e).

     (i) For purposes of this Section 11.11, the following terms shall have the meaning indicated:

          (i) "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending on the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect


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     to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

     If another issuance, distribution, subdivision or combination to which
Section 11.11 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

          (ii) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

          (iii) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (j) To the extent permitted by applicable law, the Company from time to time may increase the Base Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Base Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders a notice of the increase at least 15 days prior to the date the increased Base Conversion Rate takes effect, and such notice shall state the increased Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) and the period during which they will be in effect.

     (k) No adjustment in the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion
Rate) shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 11.11(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that all such carried forward adjustments shall be made, regardless of whether the aggregate adjustment is less than one percent (1%), not


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

later than one year following the first such adjustment carried forward. All calculations under this Article 11 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or, except as set forth in this Article 11, for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), subject to Section 11.14, no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Securities are convertible.

     (l) Whenever the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee or Conversion Agent shall have received such Officers' Certificate, the Trustee or Conversion Agent, as the case may be, shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) and may assume that the last Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) setting forth the adjusted Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) to the Holder of each Security at his last address appearing on the Security Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (m) In any case in which this Section 11.11 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 11.11(a), (3) a date fixed for the


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determination of stockholders entitled to receive rights or warrants pursuant to
Section 11.11(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 11.11(f) (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 11.08. For purposes of this Section 11.11(m), the term "Adjustment Event" shall mean:

          (i) in any case referred to in clause (1) hereof, the occurrence of such event,

          (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

          (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

          (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (n) For purposes of this Section 11.11, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 11.11, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     Section 11.12. Adjustment for Tax Purposes. The Company shall be entitled to make such increases in the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion
Rate), in addition to those required by Section 11.11, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.


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

     Section 11.13. Notice of Certain Transactions. In the event that:

          (i) the Company takes any action which would require an adjustment in the Conversion Rate;

          (ii) the Company takes any action that requires a supplemental indenture pursuant to Section 11.14; or

          (iii) there is a dissolution or liquidation of the Company;

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section 11.13.

     Section 11.14. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 11.11(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common


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

Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 11.14 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the Security register, within 20 days after execution thereof and shall issue a press release containing such information through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution and publish such information on its website on the World Wide Web. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If this Section 11.14 applies to any event or occurrence, Section 11.11 shall not apply.

     Section 11.15. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.11(k). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.14, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.11(k).


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

     Section 11.16. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the conversion privilege or Base Conversion Rate (and as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) as a result of the issuance of Rights, but an adjustment to the Base Conversion Rate (and as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) shall be made pursuant to Section 11.11(d) upon the separation of the Rights from the Common Stock.

     Section 11.17. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Sections 11.07, 11.08, 11.11, 11.12 or 11.14 shall be conclusive.

                                   ARTICLE 12
                          PURCHASE AT OPTION OF HOLDERS

     Section 12.01. Right to Require Purchase.

     (a) Unless a Remarketing Reset Event occurs, each Holder has the right to require the Company to purchase all or a portion of the Securities held by such Holder on December 1, 2006, 2008, 2013, 2018, 2023, and 2028, or if any such day is not a Business Day, on the immediately succeeding Business Day (each, a "Purchase Date"), if the Securities are not immediately convertible into Common Stock on such Purchase Date.

     (b) The Company shall give notice of each Purchase Date and of the procedures set forth in Section 12.02 that each Holder must follow to exercise its purchase right to each Holder at its address set forth in the Security Register and to the Depositary, not later than 20 Business Days prior to each Purchase Date.

     Section 12.02. Purchase Procedures. If the Holders have the right to require the purchase of Securities pursuant to Section 12.01, the Company shall


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

purchase such Securities for cash at a Purchase Price equal to 100% of the Accreted Principal Amount thereof, plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Purchase Date (the "Purchase Price") (provided that if the Purchase Date is an Interest Payment Date, any accrued and unpaid interest or Liquidated Damages shall be paid to the Holder of record as of the applicable Regular Record Date, rather than to the Holder presenting the Security for purchase), at the option of the Holder thereof, upon:

     (a) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

          (i) if a certificated Security has been issued, the certificate number of the Security which the Holder will deliver to be purchased or if not, such information as may be required under applicable procedures of the Depositary,

          (ii) the portion of the Original Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and

          (iii) that such Security shall be purchased as of the applicable Purchase Date pursuant to this Article 12 and any applicable provisions of such Security; and

     (b) delivery or book-entry transfer of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Article only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, if such Security is in certified form.

     The Company shall purchase from the Holder thereof, pursuant to this Article, a portion of a Security if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this Article shall be consummated by the payment of the Purchase Price to be received by the Holder in cash promptly following the later of the Purchase Date


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and the time of delivery or book-entry transfer of the Security as set forth in
Section 12.04.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 12.02 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.03.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     Section 12.03. Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 12.02(a), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Security (provided the conditions in Section 12.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section
12.02. Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the applicable Purchase Date specifying:

          (i) if certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required under appropriate procedures of the Depositary;

          (ii) the Original Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (iii) the Original Principal Amount, if any, of such Security that remain subject to the original Purchase Notice and have been or will be delivered or book-entry transferred for purchase by the Company.


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

     There shall be no purchase of any Securities pursuant to this Article 12 if there has been an acceleration of the Accreted Principal Amount (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and such acceleration has not been rescinded. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it if there has been an acceleration of the Accreted Principal Amount, and such acceleration has not been rescinded, in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 12.04. Deposit of Purchase Price. Prior to 11:00 a.m. (New York City time) on the Business Day immediately following the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all of the Securities or portions thereof which are to be purchased as of the Purchase Date. The manner in which the deposit required by this Section 12.04 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the date of deposit.

     If a Paying Agent holds, in accordance with the terms hereof, cash sufficient to pay the Purchase Price of any Security for which a Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Business Day following the Purchase Date then, immediately after such Purchase Date, such Security will cease to be outstanding, interest (including Contingent Interest and Liquidated Damages, if any) will cease to accrue and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

     Section 12.05. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company, the Paying Agent or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Paying Agent or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee, or any Authenticating Agent, shall authenticate and deliver to the Holder of such Security, without service charge except for any taxes to be paid by the Holder in the event a Security is registered under a new name, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Original Principal Amount equal to, and in exchange for, the portion of the Original Principal Amount of the Security so surrendered which is not purchased.


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     Section 12.06. Repayment to the Company. The Trustee and the Paying Agent
shall return to the Company any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Purchase Price, provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 12.04 exceeds the aggregate Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date, then promptly after the Business Day following the Purchase Date, the Trustee or the Paying Agent, as applicable, shall return any such excess to the Company. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

                                   ARTICLE 13
              PURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

     Section 13.01. Right to Require Purchase.

     (a) Unless a Remarketing Reset Event occurs, if at any time prior to Stated Maturity that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company in integral multiples of $1,000 Original Principal Amount at the option of the Holders thereof as of the date specified by the Company that is not less than 20 Business Days nor more than 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 13.01. The purchase price of such Securities (the "Change in Control Purchase Price") shall be equal to 100% of the Accreted Principal Amount of the Securities to be purchased plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Change in Control Purchase Date, unless such Change in Control Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) payable on such Interest Payment Date to the holder of record at the close of business on such Regular Record Date.

     A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

               (i) There shall be consummated any consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the


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

          Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after such consolidation or merger; or

               (ii) There is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person, including such person's Affiliates or Associates (for the purposes of this Section 13.01 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock or other Capital Stock into which the Common Stock is reclassified or changed; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, Error! Bookmark not defined. any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or Error! Bookmark not defined. any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 13.01, a Change of Control shall not deemed to have occurred upon the occurrence of any of the following:

          (i) The Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise;

          (ii) The Closing Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or the period of 10 consecutive Trading Days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale,


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

     equals or exceeds 105% of the Effective Conversion Price of the Securities in effect on each of those Trading Days; or

          (iii) All or substantially all (but in no event less than 90%) of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a Change in Control consists of shares of common stock, depository receipts or other certificates representing common equity interests traded or to be traded immediately following a Change of Control on a national securities exchange or Nasdaq, and, as a result of the transaction or transactions, the Securities become convertible into that common stock, depository receipts or other certificates representing common equity interests.

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

     (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and any Paying Agent and to each Holder.

     The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

          (i) the date of such Change in Control and, briefly, the events causing such Change in Control;

          (ii) the date by which the Change in Control Purchase Notice pursuant to this Section 13.01 must be given;

          (iii) the Change in Control Purchase Date;

          (iv) the Change in Control Purchase Price that will be accrued and payable with respect to the Securities as of the Change in Control Purchase Date;

          (v) briefly, the conversion rights of the Securities;

          (vi) the name and address of each Paying Agent and Conversion Agent;

          (vii) the Base Conversion Rate, the Maximum Conversion Rate and the current Conversion Rate (using the Applicable Stock Price as determined as of the Business Day prior to the date on which the notice pursuant to this
     Section 13.01(b) is mailed by the Company to the


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

     Trustee or Paying Agent (assuming a Conversion Date 13 Trading Days prior to such date), and any adjustments thereto;

          (viii) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Article 11 only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (ix) the procedures that the Holder must follow to exercise rights under this Section 13.01;

          (x) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal;

          (xi) that the Holder must satisfy the requirements set forth herein and in the Securities in order to convert the Securities; and

          (xii) the last date on which the purchase right may be exercised.

     If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

     (c) A Holder may exercise its rights specified in subsection (a) of this
Section 13.01 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Securities and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Change in Control Purchase Date.

     The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 13.01, a portion of a Security if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section
13.01 through Section 13.05 also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 13.01 shall be consummated by the delivery of the consideration


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

to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 13.01 as set forth in Section 13.02.

     Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or as to a portion thereof that is an Original Principal Amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.02.

     A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

     Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

     Section 13.02. Effect of Change in Control Purchase Notice.

     Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 13.01(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 13.01(c) have been satisfied) and (b) the time of delivery or book-entry transfer of such Security to a Paying Agent by the Holder thereof in the manner required by Section 13.01(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

     A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the close of business on the applicable Change in Control Purchase Date specifying:


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

          (i) if certificated Securities have been issued, the certificate numbers for Securities in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

          (ii) the Original Principal Amount, in integral multiples of $1,000, of the Securities with respect to which such notice of withdrawal is being submitted; and

          (iii) the Original Principal Amount, if any, of such Securities that remain subject to the original Change in Control Purchase Notice and have been or will be delivered or book-entry transferred for purchase by the Company.

     There shall be no purchase of any Securities pursuant to this Article if there has been an acceleration of the Accreted Principal Amount (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and such acceleration has not been rescinded. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it while there has been an acceleration of the Accreted Principal Amount, and such acceleration has not been rescinded, in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 13.03. Deposit of Change in Control Purchase Price. On or before 11:00 a.m. New York City time on the Business Day immediately following the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 13.03 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the date of such deposit.

     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Business Day following the Change in Control Purchase Date then, immediately following the Change in Control Purchase Date, such Security will cease to be outstanding, interest (including Contingent Interest and Liquidated Damages, if any) will cease to accrue and the


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

rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price). The Company shall publicly announce the Original Principal Amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

     Section 13.04. Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee, or any Authenticating Agent, shall authenticate and deliver to the Holder of such Security, without service charge (other than amounts to be paid in respect of applicable transfer taxes), a new Security or Securities, of such authorized denomination or denominations in integral multiples of $1,000 Original Principal Amount as may be requested by such Holder, in aggregate Original Principal Amount equal to, and in exchange for, the portion of the Original Principal Amount of the Security so surrendered that is not purchased.

     Section 13.05. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Change in Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 13.03 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, then on the Business Day following the Purchase Date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

                                   ARTICLE 14
                               CONTINGENT INTEREST

     Section 14.01. Contingent Interest.

     (a) Unless a Remarketing Reset Event occurs, the Company will pay Contingent Interest to Holders during any Interest Period commencing on or after December 1, 2006, if (x) the average Trading Price of the Securities for the five Trading Day measurement period immediately preceding the first day of the applicable Interest Period (the "Measurement Period") equals 125% or more of the Accreted Principal Amount of the Securities as of the first day of such Measurement Period and (y) the Securities are immediately convertible into Common Stock on the first day of such Measurement Period. The amount of


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

Contingent Interest payable in any Interest Period pursuant to this Section 14.01(a) will be equal to the Fixed Conversion Rate multiplied by the Payment Factor for such Interest Period. The "Payment Factor" for each Interest Period is $0.20, subject to adjustment for any stock dividends on or any subdivisions, combinations or reclassifications of shares of the Common Stock. Such adjustments shall be made in a manner inversely proportional to the corresponding adjustments to the Conversion Rate for such events pursuant to
Section 11.11.

     (b) Unless a Remarketing Reset Event occurs, the Company will pay Contingent Interest (in addition to Contingent Interest payable pursuant to Section 14.01(a)) to Holders during any Interest Period commencing on or after December 1, 2006, if (x) the average Trading Price of the Securities for the applicable Measurement Period equals 200% or more of the Accreted Principal Amount of the Securities as of the first day of such Measurement Period and (y) the Securities are immediately convertible into Common Stock on the first day of such Measurement Period. The amount of Contingent Interest payable in any Interest Period pursuant to this Section 14.01(b) will be equal to .125% of the average Trading Price of the Securities for the applicable Measurement Period.

     Section 14.02. Payment of Contingent Interest. The Company shall pay Contingent Interest owed pursuant to Section 14.01(a) or (b) for any Interest Period on the Interest Payment Date immediately succeeding the applicable Interest Period (whether or not interest on the Securities is otherwise payable on such Interest Payment Date), to Holders of Securities as of the Regular Record Date relating to such Interest Payment Date.

     Section 14.03. Notice of Contingent Interest.

     (a) As soon as practicable following the first Business Day of an Interest Period for which Contingent Interest will be payable pursuant to Section 14.01(a) or (b), the Company shall issue a press release through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution containing this information and publish the information on its website on the World Wide Web.

     (b) On any Interest Payment Date on which Contingent Interest is payable pursuant to this Article 14, the Company shall issue a press release through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution stating the amount of such Contingent Interest and setting forth the manner in which such amount was calculated, and publish such information on its website on the World Wide Web.


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

                                   ARTICLE 15
                              CONTINGENT ACCRETION

     Section 15.01. Contingent Accretion.

     (a) Following the occurrence of a Remarketing Reset Event, the Company will pay Contingent Accretion to Holders if for four or more consecutive Interest Periods, the Securities are rated below BBB- by S&P and below Baa3 by Moody's, or the Securities are not rated by both S&P and Moody's, as of the last day of each Interest Period. The amount of Contingent Accretion that will accrue in any Interest Period pursuant to this Section 15.01(a) will be equal to $5.00 per $1,000 Original Principal Amount of Securities for each such Interest Period.

     (b) Following the occurrence of a Remarketing Reset Event, the Company will pay additional Contingent Accretion (in addition to Contingent Accretion payable pursuant to Section 15.01(a)) to Holders, if, during any of the four or more consecutive Interest Periods referred to in Section 15.01(a), the Securities are rated below BB by S&P and below Ba2 by Moody's, or the Securities are not rated by both S&P and Moody's, as of the last day of each Interest Period. The amount of Contingent Accretion that will accrue in any Interest Period pursuant to this
Section 15.01(b) will be equal to $5.00 per $1,000 Original Principal Amount of Securities for each such Interest Period.

     Section 15.02. Payment of Contingent Accretion.

     (a) The Company shall pay Contingent Accretion owed pursuant to Section 15.01(a) or Section 15.01(b) upon the repayment in full by the Company of the Accreted Principal Amount of the Securities and any accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any), whether upon acceleration pursuant to Section 4.02 of the Indenture, upon the dates set for payment of the Remarketing Purchase Price, upon the Stated Maturity of the Securities or otherwise (each, a "Contingent Accretion Payment Date").

     (b) Any Contingent Accretion accrued pursuant to Section 15.01(a) or
Section 15.01(b) will not bear interest or additional accretion from accrual until payment.

     (c) Notwithstanding the foregoing, if at any time, following the accrual of any Contingent Accretion pursuant to Section 15.01(a) or Section 15.01(b) and prior to the Contingent Accretion Payment Date, the Securities are rated BBB- or higher by S&P and Baa3 or higher by Moody's, such Contingent Accretion shall no longer be payable.

     Section 15.03. Notice of Contingent Accretion.


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

     (a) As soon as practicable following the accrual of any Contingent Accretion pursuant to Section 15.01(a) or Section 15.01(b), the Company shall issue a press release through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution containing the amount of Contingent Accretion that has accrued per $1,000 Original Principal Amount of Securities and publish such information on its website on the World Wide Web.

     (b) If, following the accrual of any Contingent Accretion pursuant to
Section 15.01(a) or Section 15.01(b), such Contingent Accretion shall no longer be payable pursuant to Section 15.02(c), the Company shall issue a press release through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution containing this information and publish the information on its website on the World Wide Web as soon as practicable following the occurrence of the events described in Section 15.02(c).

     (c) On any Contingent Accretion Payment Date on which Contingent Accretion is payable pursuant to this Article 15, the Company shall issue a press release through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution stating the amount of such Contingent Accretion per $1,000 Original Principal Amount of Securities and setting forth the manner in which such amount was calculated, and publish such information on its website on the World Wide Web.

                                   ARTICLE 16
                           YIELD RESET AND REMARKETING

     Section 16.01. Remarketing Reset Event. Unless a Remarketing Reset Event has previously occurred, if the average of the Closing Sale Prices of the Common Stock over the 10 Trading Day period ending on the Trading Day immediately preceding any Remarketing Reset Event Date is less than the Effective Conversion Price as of such Trading Day (a "Remarketing Reset Event"), then following such Remarketing Reset Event Date, the Company will not pay Contingent Interest on the Securities, the Securities will no longer be convertible into Common Stock, the right of Holders to require the Company to purchase Securities on a Purchase Date or upon a Change in Control shall cease, and the yield or cash interest rate, as the case may be, on the Securities will be reset on such Remarketing Reset Event Date and each Remarketing Reset Date thereafter.

     Section 16.02. Reset Yield.

     (a) The yield or cash interest rate on the Securities will be reset by the Remarketing Agent on each Remarketing Reset Date to the yield (the "Reset


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

Yield"), or if the Securities will bear cash interest pursuant to Section 16.02(b), to the cash interest rate (the "Reset Rate"), for the applicable Interest Period (as defined in clause (3) of the definition thereof) necessary for the proceeds from the remarketing of the Securities, net of any fee to the Remarketing Agent, to be 100% of Accreted Principal Amount, plus any accrued an unpaid interest (including Contingent Interest and Liquidated Damages, if any), as of such Remarketing Reset Date, of the Securities remarketed; provided that the Reset Yield shall not exceed the maximum rate permitted by law and shall not be less than 0% per annum.

     (b) (i) The Company may elect prior to any remarketing that following such remarketing the Securities will bear cash interest, in which case the Reset Yield shall be 0% during the period from and including the applicable Remarketing Reset Date to but excluding the next succeeding Remarketing Reset Date.

          (ii) If the Company elects pursuant to clause (b)(i) above that the Securities will bear cash interest, the Company shall pay cash interest on the Accreted Principal Amount of the Securities at a rate per annum equal to the Reset Rate. The Company will pay such cash interest on the Interest Payment Dates specified by the Company in the notice referred to in Section 16.03(e), to the Holders of Securities as of the applicable Regular Record Dates specified by the Company in such notice.

     (c) Notwithstanding the foregoing, if (i) less than $50 million aggregate Original Principal Amount of Securities is to be remarketed on any Remarketing Reset Date pursuant to Section 16.03 or (ii) a Failed Remarketing occurs on any Remarketing Reset Date, the Securities shall not bear cash interest pursuant to any election by the Company pursuant to Section 16.02(b) and the Reset Yield shall be the yield necessary, in the judgment of the Remarketing Agent based on bids from at least three independent nationally recognized securities dealers selected by the Remarketing Agent, for the Securities to trade at a price equal to 100% of the Accreted Principal Amount thereof as of such Remarketing Reset Date. If the Remarketing Agent is not able to obtain bids from at least three independent nationally recognized securities dealers on a Remarketing Reset Date, the Reset Yield shall be the Reset Yield in effect on the previous Remarketing Reset Date, or if no previous Remarketing Reset Date has occurred or the Reset Yield has not previously been established, the regular interest rate or Applicable Yield (other than 0%) most recently in effect for the Securities immediately prior to the applicable Remarketing Reset Date.

     (d) By approximately 4:30 p.m., New York City time, on any Remarketing Reset Date, the Remarketing Agent shall notify the Company, the Trustee, the Paying Agent and the Depositary of the Reset Yield or, if applicable, the Reset Rate. The Company shall issue a press release through


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Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution stating such Reset Yield or Reset Rate and publish such information on its website on the World Wide Web.

     Section 16.03. Remarketing Procedures.

     (a) On any Remarketing Reset Date, all outstanding Securities will be tendered or deemed tendered to the Remarketing Agent for remarketing unless the Holder thereof elects not to participate in the remarketing. Each Holder of Securities by purchasing such Securities agrees to have such Securities remarketed on any Remarketing Reset Date (unless such Holder elects not to participate in the remarketing) and authorizes the Remarketing Agent to take any and all action on its behalf necessary to effect the remarketing. On any Remarketing Reset Event Date, each Holder of Securities will have the right to elect not to have its Securities remarketed by notice to the Paying Agent on or prior to the Business Day immediately prior to any Remarketing Reset Event Date of the Original Principal Amount of Securities such Holder wants withheld from a remarketing if a Remarketing Reset Event occurs. Following the occurrence of a Remarketing Reset Event, each Holder, whether or not such Holder elected to withhold its Securities from a remarketing on any prior Remarketing Reset Date, may elect not to participate in a remarketing by notice (a "Notice to Opt Out of Remarketing") to the Paying Agent on or prior to the Business Day prior to the applicable Remarketing Reset Date (the "Opt Out Date").

     (b) If on any Remarketing Reset Date a Remarketing Reset Event occurs or has previously occurred and Holders of at least $50 million aggregate Original Principal Amount of Securities have not delivered a Notice to Opt Out of Remarketing (a "Required Remarketing Date"), the Remarketing Agent shall conduct such remarketing in accordance with the terms of the Remarketing Agreement and this Indenture.

     (c) If the Securities are successfully remarketed by the Remarketing Agent on any Required Remarketing Date, the Remarketing Agent shall deduct any fee specified in the Remarketing Agreement from the proceeds of such remarketing and remit the remaining proceeds, which shall be at least 100% of the Accreted Principal Amount of the Securities remarketed, to the Holders who did not deliver a Notice to Opt Out of Remarketing as promptly as possible following the applicable Required Remarketing Date.

     (d) If, by 4:00 p.m., New York City time, on any Required Remarketing Date, the Remarketing Agent is unable to remarket all Securities for which no Notice to Opt Out of Remarketing has been delivered or a condition precedent in the Remarketing Agreement shall not have been fulfilled, a failed remarketing ("Failed Remarketing") shall be deemed to have occurred.


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

In the event of a Failed Remarketing, the Company shall issue a press release through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution regarding such Failed Remarketing and stating the aggregate Original Principal Amount of Securities that the Company will repurchase as required pursuant to Section 16.04(a) and publish such information on its website on the World Wide Web.

     (e) The Company shall notify the Holders of the Securities, and the Company shall request that the Depositary notify its participants holding Securities, at least 21 Business Days prior to each Opt Out Date of the potential remarketing of the Securities, the next Remarketing Reset Date, whether the Securities will accrete or bear cash interest pursuant to Section 16.03(b) and if the Securities will bear cash interest, the applicable Interest Payment Dates and Regular Record Dates, the procedures a beneficial owner must follow to elect not to participate in such remarketing, the applicable Opt Out Date and the right of the beneficial owners of Securities to require the Company to purchase Securities if there is a Failed Remarketing; provided that if the Company does not provide such notice, (i) the next Remarketing Reset Date shall be the first anniversary of the previous Remarketing Reset Date (or if such day is not a Business Day, the immediately succeeding Business Day) and (ii) the Securities will not bear cash interest pursuant to Section 16.02(b). The Company will also issue a press release through Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution and publish such information on its website on the World Wide Web.

     (f) Securities in respect of which no Notice to Opt Out of Remarketing has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the Opt Out Date, if a Remarketing Reset Event occurs.

     A Notice to Opt Out of Remarketing may be withdrawn at any time prior to the close of Business on the Opt Out Date by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Notice to Opt Out of Remarketing at any time prior to the close of business on the applicable Remarketing Reset Date specifying:

          (i) if certificated Securities have been issued, the certificate numbers for Securities in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

          (ii) the Original Principal Amount, in integral multiples of $1,000, of the Securities with respect to which such notice of withdrawal is being submitted; and


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

          (iii) the Original Principal Amount, if any, of such Securities that remain subject to the original Notice to Opt Out of Remarketing.

     Section 16.04. Right to Require Purchase.

     (a) If a Failed Remarketing occurs on any Remarketing Reset Date, each Holder of Securities will have the right to require the Company to purchase all or a portion of its Securities on such Remarketing Reset Date for cash. The Company shall purchase such Securities at a purchase price (the "Remarketing Purchase Price") equal to 100% of the Accreted Principal Amount (including accrued Contingent Accretion, if any) thereof as of the applicable Remarketing Reset Date, plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding such Remarketing Reset Date. Each Holder must notify the Paying Agent on or prior to each Remarketing Reset Event Date and any subsequent Remarketing Reset Date of the aggregate Original Principal Amount of Securities it wants the Company to repurchase in the event of a Failed Remarketing. Holders of Securities will be deemed to have exercised their right to require the Company to purchase the aggregate Original Principal Amount of Securities unless they elected not to participate in the applicable remarketing by delivering a Notice to Opt Out of Remarketing pursuant to Section 16.03(a).

     (b) If less than $50 million aggregate Original Principal Amount of Securities is to be remarketed on any Remarketing Reset Date because Holders of all remaining outstanding Securities have elected not to participate in such remarketing, there will not be a remarketing and such Holders who did not deliver the Notice to Opt Out of Remarketing, but only such Holders, will have the right to require to the Company to purchase all or a portion of their Securities on such Remarketing Reset Date for cash. Such Holders are deemed to exercise such right with respect to the aggregate Original Principal Amount of Securities for which they did not deliver the Notice to Opt Out of Remarketing. The Company shall purchase such Securities at the Remarketing Purchase Price.

     (c) The procedures set forth in Sections 12.04 through 12.06 shall apply to the purchase of Securities by the Company pursuant to Sections 16.04(a) or (b), mutatis mutandis, except references to Purchase Date, Purchase Price and Purchase Notice shall be deemed to refer instead to Remarketing Purchase Date, Remarketing Purchase Price, and the purchase notice pursuant to Section 16.04(a), respectively.

     A purchase notice pursuant to Section 16.04(a) may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the applicable Remarketing Reset Date specifying:


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

          (i) if certificated Securities have been issued, the certificate numbers for Securities in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

          (ii) the Original Principal Amount, in integral multiples of $1,000, of the Securities with respect to which such notice of withdrawal is being submitted; and

          (iii) the Original Principal Amount, if any, of such Securities that remain subject to the original purchase notice and have been or will be delivered for purchase by the Company.

                                   ARTICLE 17
        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND
                                   EMPLOYEES

     Section 17.01. Exemption From Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, past, present or future, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied herefrom or therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.


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

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS

     Section 18.01. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     Section 18.02. Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company.

     Section 18.03. Required Notices or Demands. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may be given or served by being mailed postage prepaid in the United States addressed (until another address is filed by the Company with the Trustee), as follows: American Express Company, 200 Vesey Street, New York, New York, 10285, Attention: Secretary. Any notice, direction, request or demand by the Company or by any Holder to or upon the Trustee may be given or made, for all purposes, by being mailed postage prepaid in the United States addressed to the Corporate Trust Office of the Trustee. Any notice required or permitted to be mailed to a Holder by the Company or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being mailed postage prepaid in the United States addressed to such Holder at the address of such Holder as shown on the Security Register. In any case, where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall reasonably be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 18.04. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 18.05. Indenture May Be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        AMERICAN EXPRESS COMPANY


                                        By: /s/ DAVID L. YOWAN
                                            ------------------------------------
                                            Name: DAVID L. YOWAN
                                            Title: ASST. TREASURER


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ Patrick J. Crowley
                                            ------------------------------------
                                            Name: Patrick J. Crowley
                                            Title: Vice President

                        [FORM OF FACE OF GLOBAL SECURITY]

     [FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS NOVEMBER 21, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 6.25%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

     AMERICAN EXPRESS COMPANY (THE "COMPANY") AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS TAX ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, USING THE COMPARABLE YIELD OF 6.25% COMPOUNDED SEMI-ANNUALLY AND THE PROJECTED PAYMENT SCHEDULE DETERMINED BY THE COMPANY. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: AMERICAN EXPRESS COMPANY, 200 VESEY STREET, NEW YORK, NEW YORK 10285, ATTENTION: SECRETARY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH


                                 5.   A-1

OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C)

PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE, AS THE CASE MAY BE.]

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES that AT THE TIME OF PURCHASE OF THIS SECURITY AND ON EACH DAY THROUGH AND INCLUDING THE DATE OF DISPOSITION OF SUCH SECURITY EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) OR A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") THAT IS SUBJECT TO SECTION 4975 OF THE CODE, A GOVERNMENTAL PLAN, CHURCH PLAN (EACH, AS DEFINED IN ERISA) OR AN ENTITY THE ASSETS OF WHICH ARE DEEMED TO BE "PLAN ASSETS" UNDER ERISA REGULATIONS OR (B) THE ACQUISITION, CONVERSION, HOLDING AND DISPOSITION OF THIS SECURITY BY SUCH HOLDER DOES NOT AND WILL NOT CONSTITUTE A PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN OR CHURCH PLAN, ANY SUBSTANTIALLY SIMILAR LAW) UNLESS AN EXEMPTION IS AVAILABLE WITH RESPECT TO SUCH TRANSACTIONS AND THE CONDITIONS OF SUCH EXEMPTION HAVE BEEN SATISFIED.

                            AMERICAN EXPRESS COMPANY

                  1.85% Convertible Senior Debentures due 2033

No.                                               Original Principal Amount:
Issue Date: November 21, 2003                     CUSIP:

     AMERICAN EXPRESS COMPANY, a New York corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Accreted Principal Amount (as defined in the Indenture referred to on the reverse side of this Security) (including accrued Contingent Accretion, as defined in the Indenture, if any) on December 1, 2033.

     This Security shall bear interest and Accreted Interest (as defined in the Indenture) as specified on the reverse side of this Security and in the Indenture. Contingent Interest, if any, on this Security, will be payable as specified on the reverse side of this Security and in the Indenture. This Security is convertible, is subject to redemption at the option of the Company or purchase at the option of the Holder hereof and is subject to remarketing, all as specified on the reverse side of this Security and in the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                       AMERICAN EXPRESS COMPANY


                                       By: /s/ DAVID L. YOWAN
                                           -------------------------------------
                                           Name: DAVID L. YOWAN
                                           Title: ASSISTANT TREASURER &
                                                  SR. VICE PRESIDENT


                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: /s/ Patrick J. Crowley
                                           -------------------------------------
                                           Name: Patrick J. Crowley
                                           Title: Vice President

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       AMERICAN EXPRESS COMPANY

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Attest:

---------------------------------------
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
   ------------------------------------
   Authorized Signature

Dated:

                       [FORM OF REVERSE SIDE OF SECURITY]

                  1.85% Convertible Senior Debentures due 2033

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") limited in aggregate Original Principal Amount to $2,000,000,000, issued under an Indenture, dated as of November 21, 2003 (the "Indenture"), between the Company and U.S. Bank National Association, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Security are used as defined in the Indenture.

1.   Interest.

     This Security will bear interest from November 21, 2003 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), subject to Section 1.09 of the Indenture, commencing June 1, 2004, at the rate per annum equal to 1.85%. Interest on this Security shall be calculated on the basis of a 360-day year composed of twelve 30-day months. Interest payable on this Security on any Interest Payment Date will include interest for the immediately preceding Interest Period. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the May 15 or November 15, as the case may be, immediately preceding the relevant Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     From and after December 1, 2006, the Company will no longer be required to pay cash interest unless the Company elects prior to any remarketing that following such remarketing the Securities will bear cash interest pursuant to
Section 16.02(b) of the Indenture. The Original Principal Amount of this Security shall accrete daily at the Applicable Yield for each Interest Period, which shall be 0% (1) prior to December 1, 2006 and (2) during any period for which the Company has elected pursuant to Section 16.02(b) that the Securities will bear cash interest.

2.   Contingent Interest.

     Unless a Remarketing Reset Event occurs, from and after December 1, 2006, the Company will pay Contingent Interest on this Security under the circumstances and in the amounts described in Article 14 of the Indenture. Such Contingent Interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date to the Holder of this Security as of the close of business on the Regular Record Date relating to such Interest Payment Date.

     If a Remarketing Reset Event occurs, from and after the applicable Remarketing Reset Event Date, the Company will no longer be required to pay Contingent Interest.

3.   Contingent Accretion.

     Following the occurrence of a Remarketing Reset Event, the Company will pay Contingent Accretion on this Security under the circumstances and in the amounts described in Article 15 of the Indenture. Such Contingent Accretion, if any, will be payable on the earliest Contingent Accretion Payment Date to occur.

     If, following the accrual of any Contingent Accretion, an event occurs as specified in Section 15.02(c), such Contingent Accretion shall no longer be payable.

4.   Interest on Overdue Amounts.

     If the Accreted Principal Amount (including any accrued Contingent Accretion) hereof or any portion of such Accreted Principal Amount is not paid when due (whether upon acceleration pursuant to Section 4.02 of the Indenture, upon the dates set for payment of the Redemption Price, Purchase Price or Change in Control Purchase Price, Remarketing Purchase Price, or upon the Stated Maturity of this Security) or if interest due hereon (including Contingent Interest and Liquidated Damages, if any) (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate then borne by this Security or, if any overdue amount exists on or after December 1, 2006, at the Applicable Yield or the Reset Yield or Reset Rate, if any, of this Security for the applicable Interest Period, compounded at the end of such Interest Period, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

5.   Method of Payment.

     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Price, Purchase Price, Remarketing Purchase Price, Change in Control Purchase Price and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities; provided that if any Redemption Date, Purchase Date, Remarketing Purchase Date or Change in Control Purchase Date is an Interest Payment Date, accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) shall be paid to the Holder of record as of the applicable Regular Record Date. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money; provided that payment by wire transfer of immediately available funds will be required with respect to principal (including accrued Contingent Accretion, if any) of and interest (including Contingent Interest, if any) on all Global Securities and all Securities of Holders of more than $25,000,000 aggregate Original Principal Amount of Securities that have requested such method of payment and provided wire transfer instructions to the Company or the Paying Agent. If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Purchase Date, Remarketing Purchase Date or Change in Control Purchase Date) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity, Redemption Date, Purchase Date, Remarketing Purchase Date or Change in Control Purchase Date of this Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue and no principal will accrete for the period from and after the Stated Maturity, Redemption Date, Purchase Date, Remarketing Purchase Date or Change in Control Purchase Date to such next succeeding Business Day.

6.   Paying Agent, Conversion Agent, Calculation Agent and Registrar.

     Initially, the Trustee will act as Paying Agent, Conversion Agent, Calculation Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Calculation Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Calculation Agent, Registrar or co-registrar.

7.   Indenture.

     The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

8.   Redemption at the Option of the Company.

     No sinking fund is provided for the Securities. Prior to December 1, 2006, the Securities shall not be redeemable at the option of the Company. Unless a Remarketing Reset Event has occurred, beginning on December 1, 2006 and until the earlier of the date on which a Remarketing Reset Event occurs and Stated Maturity, the Securities are redeemable for cash as a whole, or from time to time in part, at the option of the Company at a Redemption Price equal to 100% of the Accreted Principal Amount of the Securities, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Redemption Date, as provided in Article 10 of the Indenture.

     If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot; (ii) pro rata; or
(iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion shall be deemed to be from the portion selected for redemption. The Company may not redeem less than all of the outstanding Securities if the Accreted Principal Amount has been accelerated and such acceleration has not be rescinded.

9.   Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest shall cease to accrue and principal will cease to accrete on such Securities or portions thereof. Securities in denominations larger than $1,000 Original Principal Amount may be redeemed in part but only in integral multiples of $1,000.

10.  Purchase By the Company at the Option of the Holder.

     Unless a Remarketing Reset Event occurs, each Holder has the right to require the Company to purchase the Securities held by such Holder on December 1, 2006, 2008, 2013, 2018, 2023 and 2028, or if any such day is not a Business Day, the next succeeding Business Day (each, a "Purchase Date"), if this Security is not immediately convertible into Common Stock on such Purchase Date. If required by any Holder, the Company shall purchase Securities for cash at a Purchase Price equal to 100% of the Accreted Principal Amount thereof, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery or book-entry transfer of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

     Unless a Remarketing Reset Event occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall purchase all or a portion of the Securities held by such Holder on the date specified by the Company that is not less than 20 nor more than 35 Business Days after the occurrence of a Change in Control of the Company occurring prior to Stated Maturity for a Change in Control Purchase Price equal to 100% of the Accreted Principal Amount thereof, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Change in Control Purchase Date, unless such Change in Control Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) payable on such Interest Payment Date to the Holder at the close of business on such Regular Record Date.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     As provided in the Indenture, if cash sufficient to pay the Purchase Price, Remarketing Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date, Remarketing Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date, Remarketing Purchase Date or the Change in Control Purchase Date, as the case may be, such Securities shall cease to be outstanding, all interest (including Contingent Interest, if any) ceases to accrue and principal ceases to accrete on such Securities (or portions thereof) immediately after such Purchase Date, Remarketing Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price, Remarketing Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender or book-entry transfer of such Security).

11.  Conversion.

     Subject to the terms of the Indenture, the Holder of a Security may convert the Security into shares of Common Stock at the Conversion Rate under the circumstances set forth in Sections 11.02, 11.03, 11.04, 11.05 and 11.06 of the Indenture. A Security in respect of which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The Conversion Rate for the Securities on any Conversion Date shall be determined as set forth in the Indenture.

     The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

     A Holder's right to convert the Securities into Common Stock of the Company is also subject to the Company's right to elect to pay such Holder cash in lieu of Common Stock as set forth in Section 11.07 of the Indenture.

     A Holder may convert a portion of a Security if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest (including Contingent Interest, if any) on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash in lieu thereof, in exchange for the Security being converted pursuant to the provisions hereof.

     Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the Original Principal Amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Change in Control Purchase Date during such period or (3) only to the extent of overdue interest or overdue Contingent Interest, any overdue interest or overdue Contingent Interest exists on the Conversion Date with respect to the Securities converted.

     No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Applicable Stock Price.

     The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Common Stock as a contingent payment on the Security for purposes of the contingent payment regulations.

     To convert a Security, a Holder must follow the procedures set forth in
Section 11.07 of the Indenture.

     The Conversion Rate will be adjusted as set forth in Article 11 of the Indenture

12.  Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Original Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control

Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.  Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Original Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Original Principal Amount of the Securities at the time outstanding. The Company and the Trustee may amend the Indenture under certain circumstances without the consent of the Holders, as described in the Indenture.

16.  Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Original Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Original Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) of

Section 4.01 of the Indenture) if it determines that withholding notice is in their interests.

17.  Yield Reset and Remarketing.

     If a Remarketing Reset Event occurs, then the Securities shall be remarketed and the Reset Yield or Reset Rate, as the case may be, shall be established as set forth in Article 16 of the Indenture.

     If a Failed Remarketing occurs on any Remarketing Reset Date, each Holder of Securities will have the right to require the Company to purchase all or a portion of its Securities on such Remarketing Reset Date for cash. Holders of Securities will be deemed to have exercised this right unless such Holders elected not to participate in the applicable remarketing. Holders of Securities who elected not to participate in the remarketing must notify the Paying Agent as provided in Article 16 of the Indenture of the number of Securities, if any, they want the Company to purchase. The Company shall purchase such Securities at a purchase price equal to 100% of the Accreted Principal Amount thereof as of the applicable Remarketing Reset Date, plus accrued Contingent Accretion, if any, and accrued and unpaid interest, if any, to, but excluding such Remarketing Reset Date as provided in the Indenture.

18.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

19.  No Recourse Against Others.

     An incorporator, a director, officer, employee or stockholder, as such, of the Company, past, present or future, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.  Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee or any Authenticating Agent manually signs the Trustee's Certificate of Authentication on the other side of this Security.

21.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.  GOVERNING LAW.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                   ----------

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

          American Express Company
          200 Vesey Street
          New York, New York 10285
          Attention: Secretary

                                                                      Schedule I

                 [Include Schedule I only for a Global Security]

                            AMERICAN EXPRESS COMPANY
                   1.85% Convertible Senior Debenture Due 2033

No. __________

The initial Original Principal Amount of this Global Security is $_____________.

=========================================================================================================
                                           Notation Explaining Original         Authorized Signature of
Date      Original Principal Amount         Principal Amount Recorded            Trustee or Custodian
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

     For value received ______________________________hereby sell(s), assign(s)
and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints
______________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the Security prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities
Act), the undersigned confirms that such Security is being transferred:

     [_]  To American Express Company (the "Company") or a subsidiary thereof;
          or

     [_] To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     [_] Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer; or

     [_] Pursuant to and in compliance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

     Unless one of the boxes is checked, the Trustee or Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:
       ----------------------


                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.


                                        ----------------------------------------
                                                 Signature Guarantee

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

To convert only part of this Security, state the Original Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000): $ __________

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------

                 (Insert other person's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

            (Print or type other person's name, address and zip code)


Your
Signature:
           -----------------------------------

(Sign exactly as your name appears on the other side of this Security)

                                 PURCHASE NOTICE

TO:  AMERICAN EXPRESS COMPANY

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from American Express Company (the "Company") regarding the right of holders to elect to require the Company to purchase the Securities and requests and instructs the Company to purchase the entire Original Principal Amount of this Security, or portion thereof (which is $1,000 Original Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of 100% of the Accreted Principal Amount (including any accrued Contingent Accretion) or proportional portion thereof, together with accrued interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be purchased by the Company as of the applicable Purchase Date or Remarketing Purchase Date pursuant to the terms and conditions specified in the Indenture. This election is made pursuant to:

[_] Article 12, Purchase at Option of Holders at December 1, 2006, 2008, 2013, 2018, 2023 and 2028, or

[_]  Section 16.04(a), Right to Require Repurchase Upon a Failed Remarketing.

     Dated:

     Signature(s):

     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):

     Original Principal Amount to be purchased (if less than all):

     Social Security or Other Taxpayer Identification Number:

     OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN CONTROL

TO:  AMERICAN EXPRESS COMPANY
     U.S. BANK NATIONAL ASSOCIATION

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from American Express Company (the "Company") regarding the right of holders to elect to require the Company to purchase the Securities upon a Change in Control and requests and instructs the Company pursuant to Section 13.01 to purchase the entire Original Principal Amount of this Security, or portion thereof (which is $1,000 Original Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of 100% of the Accreted Principal Amount or proportional portion thereof, together with accrued interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Change in Control Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Company as of the Change in Control Purchase Date pursuant to the terms and conditions specified in the Indenture.

     Dated:

     Signature(s):

     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):

     Original Principal Amount to be purchased (if less than all):

     Social Security or Other Taxpayer Identification Number:

                       ELECTION NOT TO REMARKET SECURITIES

TO:  AMERICAN EXPRESS COMPANY

The undersigned registered owner of this Security hereby elects not to have remarketed the entire Original Principal Amount of this Security, or portion thereof (which is $1,000 Original Principal Amount or an integral multiple thereof) designated below, on the next [Remarketing Reset Event Date if a Remarketing Reset Event occurs] [Remarketing Reset Date] in accordance with the terms of the Indenture and the Remarketing Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The undersigned acknowledges that in the event of a Failed Remarketing, it will not have the right to require the Company to repurchase this Security unless it separately provides the Company with a duly executed Purchase Notice within the required time period.

     Dated:

     Signature(s):

     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):

     Original Principal Amount to be purchased (if less than all):

     Social Security or Other Taxpayer Identification Number:

                                                                         ANNEX B

                           PROJECTED PAYMENT SCHEDULE

             Projected                      Projected
   Date       Payment             Date       Payment
----------   ---------         ---------   ----------
11/21/2003   1,000.00           6/1/2019        0.00
  6/1/2004      (9.76)         12/1/2019        0.00
 12/1/2004      (9.25)          6/1/2020        0.00
  6/1/2005      (9.25)         12/1/2020        0.00
 12/1/2005      (9.25)          6/1/2021        0.00
  6/1/2006      (9.25)         12/1/2021        0.00
 12/1/2006      (9.25)          6/1/2022        0.00
  6/1/2007       0.00          12/1/2022        0.00
 12/1/2007       0.00           6/1/2023        0.00
  6/1/2008       0.00          12/1/2023        0.00
 12/1/2008       0.00           6/1/2024        0.00
  6/1/2009       0.00          12/1/2024        0.00
 12/1/2009       0.00           6/1/2025        0.00
  6/1/2010       0.00          12/1/2025        0.00
 12/1/2010       0.00           6/1/2026        0.00
  6/1/2011       0.00          12/1/2026        0.00
 12/1/2011       0.00           6/1/2027        0.00
  6/1/2012       0.00          12/1/2027        0.00
 12/1/2012       0.00           6/1/2028        0.00
  6/1/2013       0.00          12/1/2028        0.00
 12/1/2013       0.00           6/1/2029        0.00
  6/1/2014       0.00          12/1/2029        0.00
 12/1/2014       0.00           6/1/2030        0.00
  6/1/2015       0.00          12/1/2030        0.00
 12/1/2015       0.00           6/1/2031        0.00
  6/1/2016       0.00          12/1/2031        0.00
 12/1/2016       0.00           6/1/2032        0.00
  6/1/2017       0.00          12/1/2032        0.00
 12/1/2017       0.00           6/1/2033        0.00
  6/1/2018       0.00          12/1/2033   (6,027.82)
 12/1/2018       0.00


                                       B-1